Exhibit 1

WESTPAC

GROUP

PILLAR 3

REPORT

SEPTEMBER

2011

Incorporating the requirements of
Australian Prudential Standard APS 330

Westpac Banking Corporation ABN 33 007 457 141.

TABLE OF CONTENTS

INTRODUCTION	3
Risk Appetite and Risk Types	4
Controlling and Managing Risk	4
Group Structure	10
CAPITAL OVERVIEW	12
Credit Risk Management	16
Credit Risk Exposures	23
Credit Risk Mitigation	48
Counterparty Credit Risk	51
Securitisation	53
Market Risk	61
Operational Risk	65
Equity Risk	67
Interest Rate Risk in the Banking Book	69
Liquidity risk	72
APPENDICES	73
Glossary	85
Disclosure Regarding Forward-looking Statements	89

In this report references to ‘Westpac’, ‘Westpac Group’, ‘the Group’, ‘we’, ‘us’ and ‘our’ are to Westpac Banking Corporation and its controlled entities (unless the context indicates otherwise).

In this report, unless otherwise stated or the context otherwise requires, references to ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars.

Any discrepancies between totals and sums of components in tables contained in this report are due to rounding.

INTRODUCTION

Westpac Banking Corporation is an Authorised Deposit-taking Institution (ADI) subject to regulation by the Australian Prudential Regulation Authority (APRA). APRA has accredited Westpac to apply the most advanced models permitted by the Basel II global capital adequacy regime to the measurement of its regulatory capital requirements. Westpac uses the Advanced Internal Ratings-Based approach (Advanced IRB) for credit risk and the Advanced Measurement approach for operational risk.

In accordance with Australian Prudential Standard 330 Capital Adequacy: Public Disclosure of Prudential Information (APS 330), financial institutions that have received this accreditation, such as Westpac, are required to disclose prudential information about their risk management practices on a semi-annual basis. A subset of this information must be disclosed quarterly.

The Structure of Westpac’s Pillar 3 Report as at 30 September 2011

This report describes Westpac’s risk management practices and presents the prudential assessment of Westpac’s(1) capital adequacy as at 30 September 2011. The sections are arranged as follows:

•  ‘Risk Appetite and Risk Types’ defines the risks that Westpac manages;

•  ‘Controlling and Managing Risk’ outlines the responsibilities of the Board of Directors of Westpac and Executive risk management committees;

•  ‘Group Structure’ defines the bases of measurement adopted by APRA and describes the principles of consolidation used for the purposes of determining Westpac’s capital adequacy;

•  ‘Capital Overview’ describes Westpac’s capital management strategy and presents the capital adequacy ratios for the Westpac Group;

•  ‘Credit Risk Management’ describes Westpac’s approach to managing credit risk;

•  ‘Credit Risk Exposures’ tabulates Westpac’s credit risk exposures, including impaired and past due loans and loan impairment provisions;

•  ‘Credit Risk Mitigation’ describes how Westpac reduces its credit risk by using collateral, guarantees or credit derivatives;

•  ‘Counterparty Credit Risk’ describes Westpac’s exposure to credit risk arising from its management of derivatives and securities financing transactions;

•  ‘Securitisation’ explains how Westpac participates in the securitisation market;

•  ‘Market Risk’ describes Westpac’s approach to managing market risk;

•  ‘Operational Risk’ describes Westpac’s operational risk management framework;

•  ‘Equity Risk’ describes Westpac’s equity positions;

•  ‘Interest Rate Risk in the Banking Book’ describes Westpac’s approach to managing the structural interest rate risk incurred in its banking book; and

•  ‘Liquidity Risk’ describes Westpac’s approach to managing liquidity risk.

A cross-reference between the quantitative disclosures in this report and the quantitative disclosures required by Attachment A of APS 330 is provided in Appendix I on page 73.

(1)   Westpac also takes risk in subsidiaries that are outside the scope of the Level 2 regulatory consolidation of the Westpac Group and this risk is not described in this report.

RISK APPETITE & RISK TYPES

Westpac’s vision is to be one of the world’s great companies, helping our customers, communities and people to prosper and grow.

Westpac’s appetite for risk is influenced by a range of factors, including whether a risk is considered consistent with its strategy (core risk) and whether an appropriate return can be achieved from taking that risk. Westpac has a lower appetite for risks that are not part of its core strategy. Westpac seeks to achieve an appropriate return on risk and prices its products accordingly.

Risk appetite cannot be defined by a single figure, having many dimensions and representing an amalgam of top-down requirements (including Westpac’s preferred debt rating and regulatory requirements) and bottom-up aggregates (such as risk concentrations and limits). Westpac uses a capital model as the basis of risk measurement, calibrated to its target debt rating.

Westpac distinguishes between different types of risk and takes an integrated approach toward managing them.

Overview of risk types

Key risks

•   Credit risk - the risk of financial loss where a customer or counterparty fails to meet their financial obligations;

•   Liquidity risk - the risk that we will be unable to fund our assets and meet obligations as they come due, without incurring unacceptable losses;

•   Market risk - the risk of an adverse impact on earnings resulting from changes in market factors, such as foreign exchange rates, interest rates, commodity prices and equity prices. This includes interest rate risk in the banking book — the risk to interest income from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities; and

•   Operational risk and Compliance risk - operational risk is the risk that arises from inadequate or failed internal processes and systems, human error or misconduct, or from external events. It includes, among other things, technology risk, model risk and outsourcing risk. Compliance Risk is the risk of legal or regulatory sanction, and financial or reputation loss, arising from our failure to abide by the compliance obligations required of us

Other risks

•   Business risk - the risk associated with the vulnerability of a line of business to changes in the business environment;

•   Environmental, social and governance risk — the risk of damage to the Group’s reputation or financial performance due to failure to recognise or address material existing or emerging sustainability related environmental, social or governance issues;

•   Equity risk - the potential for financial loss arising from movements in the value of our direct and indirect equity investments;

•   Insurance risk - the risk of not being able to meet insurance claims (related to insurance subsidiaries);

•   Related entity (contagion) risk - the risk that problems arising in other Westpac Group members compromise the financial and operational position of the Authorised Deposit-taking Institution in Westpac Group; and

•   Reputation risk - the risk to earnings or capital arising from negative public opinion resulting from the loss of reputation or public trust and standing.

CONTROLLING AND MANAGING RISK

Westpac regards managing risk as a fundamental activity, performed at all levels of the Group. Our risk governance approach is based on Three Lines of Defence (see page 9) and reflects our belief that we are all responsible for identifying and managing risk and operating within the Group’s desired risk profile.

The Board is responsible for reviewing and approving our overall risk management strategy, including determining our appetite for risk. The Board has delegated to the Board Risk Management Committee responsibility for providing recommendations to the Board on the Westpac Group’s risk-reward strategy, setting risk appetite, approving frameworks, policies and processes for managing risk, and determining whether to accept risks beyond management’s approval discretion.

Risk management governance structure

Board	• reviews and approves our overall risk management strategy.

Board Risk Management Committee (BRMC)

•      provides recommendations to the Board on Westpac Group’s risk-reward strategy;

•      sets risk appetite;

•      approves the frameworks for managing risk, including capital, credit, liquidity, market, operational and reputation risk;

•      reviews and approves the limits and conditions that apply to the taking of risk, including the authority delegated by the Board to the CEO, CFO and CRO;

•      monitors the risk profile, performance, capital levels, exposures against limits and the management and control of our risks;

•      monitors changes anticipated in the economic and business environment and other factors considered relevant to our risk profile and risk appetite;

•      oversees the development and ongoing review of key policies that support our frameworks for managing risk; and

•      determines whether to accept risks beyond management’s approval discretion.

From the perspective of specific types of risk, the Board Risk Management Committee role includes:

•      capital — approving the internal capital adequacy assessment process and in doing so reviewing the outcomes of enterprise wide stress testing, monitoring capital levels for consistency with Westpac Group’s risk appetite, and setting the target capital ranges for regulatory capital having regard to internal economic capital measures;

•      credit risk — approving key policies and limits supporting the credit risk management framework, and monitoring the risk profile, performance and management of our credit portfolio;

•      compliance risk — reviewing compliance risk processes and our compliance with applicable laws, regulations and regulatory requirements, discussing with management and the external auditor any material correspondence with regulators or government agencies and any published reports that raise material issues, and reviewing complaints and whistleblower concerns;

•      liquidity risk — approving the internal liquidity assessment process, key policies and limits supporting the liquidity risk management framework, including our funding strategy and liquidity requirements, and monitoring the liquidity risk profile;

•      market risk — approving key policies and limits supporting the market risk management framework, including the Value at Risk and Net Interest Income at Risk limits, and monitoring the market risk profile; and

•      operational risk — monitoring the operational risk profile, the performance of operational risk management and controls, and the development and ongoing review of operational risk policies.

The Board Risk Management Committee also:

•      provides relevant periodic assurances to the Board Audit Committee regarding the operational integrity of the risk management framework; and

•      refers to other Board Committees any matters that come to the attention of the Board Risk Management Committee that are relevant for those respective Board Committees.

Board Committees with a Risk Focus

Board Audit Committee

•   oversees the integrity of financial statements and financial reporting systems.

Board Sustainability Committee

•   oversees environmental, social, governance and ethical performance issues.

Board Technology Committee

•   oversees the information technology strategy and implementation.

Board Remuneration Committee

•   reviews any matters raised by BRMC with respect to risk-adjusted remuneration.

Executive Team

Westpac Executive Team (ET)

•   executes the Board-approved strategy;

•   assists with the development of the Board Statement of Risk Appetite;

•   delivers the Group’s various strategic and performance goals within the approved risk appetite; and

•   monitors key risks within each business unit, capital adequacy and the Group’s reputation.

Executive risk committees

Westpac Group Asset & Liability Committee (ALCO)

•   leads the optimisation of funding and liquidity risk-reward across the Group;

•   oversees the liquidity risk management framework and key policies;

•   oversees the funding and liquidity risk profile and balance sheet risk profile; and

•   identifies emerging funding and liquidity risks and appropriate actions to address these.

Westpac Group Credit Risk Committee (CREDCO)

•   leads the optimisation of credit risk-reward across the Group;

•   oversees the credit risk management framework and key policies;

•   oversees our credit risk profile; and

•   identifies emerging credit risks and appropriate actions to address these.

Westpac Group Market Risk Committee (MARCO)

•   leads the optimisation of market risk-reward across the Group;

•   oversees the market risk management framework and key policies;

•   oversees our market risk profile; and

•   identifies emerging market risks and appropriate actions to address these.

Westpac Group Operational Risk & Compliance Committee (OPCO)

•   leads the optimisation of operational risk-reward across the Group;

•   oversees the operational risk management framework, the compliance management framework and key supporting policies;

•   oversees our operational risk and compliance risk profiles;

•   oversees the reputation risk and environmental, social and governance (ESG) risk management frameworks and key supporting policies; and

•   identifies emerging operational and compliance risks and appropriate actions to address these.

Westpac Group Remuneration Oversight Committee (ROC)

•   leads the optimisation of risk-adjusted remuneration across the Group;

•   oversees the Group Remuneration Policy and provides assurance to the CEO and Board Remuneration Committee that remuneration arrangements across the Group encourage behaviour that supports Westpac’s long-term financial soundness and the risk management framework;

•   oversees the remuneration arrangements (other than for Group Executives) for Responsible Persons (as defined in the Group’s Fit and Proper Policy), risk and financial control personnel, and all other employees for whom a significant portion of total remuneration is based on performance and whose activities, either individually or collectively, may affect the financial soundness of Westpac; and

•   oversees the criteria and rationale for determining the total quantum of the Group variable reward pool.

Group and divisional risk management

Group Risk

•   develops the Group-level risk management frameworks for approval by the BRMC;

•   directs the review and development of key policies supporting the risk management frameworks;

•   establishes risk concentration limits and monitors risk concentrations; and

•   monitors emerging risk issues.

Compliance Function

•   develops the Group-level compliance framework for approval by the BRMC;

•   directs the review and development of compliance policies, compliance plans, controls and procedures;

•   monitors compliance and regulatory obligations and emerging regulatory developments; and

•   reports on compliance standards.

Divisional Risk Management

•   develops division-specific policies, risk appetite statements, controls, procedures, and monitoring and reporting capability that align to the frameworks approved by the BRMC.

Independent internal review	Group Assurance • reviews the adequacy and effectiveness of management controls for risk.

Roles and responsibilities

Our approach to risk management is that ‘risk is everyone’s business’ and that responsibility and accountability for risk begins with the business units that originate the risk.

The 1st Line of Defence — Risk identification, risk management and self-assurance

Divisional business units are responsible for identifying, evaluating and managing the risks that they originate within approved risk appetite and policies. They are required to establish and maintain appropriate risk management controls, resources and self-assurance processes.

The 2nd Line of Defence — Establishment of risk management frameworks and policies and risk management oversight

Our 2nd Line of Defence has three layers:

•  our executive risk committees lead the optimisation of risk-reward by overseeing the development of risk appetite statements, risk management frameworks, policies and risk concentration controls, and monitoring Westpac’s risk profile for alignment with approved appetites and strategies.

•  our Group Risk function is independent from the business divisions, reports to the Chief Risk Officer (CRO), and establishes and maintains the Group-wide risk management frameworks, policies and concentration limits that are approved by the Board Risk Management Committee. It also reports on Westpac’s risk profile to executive risk committees and the Board Risk Management Committee.

•  divisional risk areas are responsible for developing division-specific risk appetite statements, policies, controls, procedures, monitoring and reporting capability, which align to the Board’s Statement of Risk Appetite and the risk management frameworks approved by the Board Risk Management Committee. These risk areas are independent of the Divisions’ 1st Line business areas, with each divisional CRO having a direct reporting line to the CRO, as well as to their Division’s Group Executive.

The 3rd Line of Defence — Independent assurance

Our Group Assurance function independently evaluates the adequacy and effectiveness of the Group’s overall risk management framework and controls.

Our overall risk management approach is summarised in the following diagram:

GROUP STRUCTURE

Westpac seeks to ensure that it is adequately capitalised at all times, both on a stand-alone and Group basis. APRA applies a tiered approach to measuring Westpac’s capital adequacy(1) by assessing financial strength at three levels:

•     Level 1, comprising Westpac Banking Corporation and its subsidiary entities that have been approved by APRA as being part of a single ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy;

•     Level 2, the consolidation of Westpac Banking Corporation and all its subsidiary entities except those entities specifically excluded by APRA regulations; and

•     Level 3, the conglomerate group at the widest level.

Unless otherwise specified, all quantitative disclosures in this report refer to the prudential assessment of Westpac’s financial strength on a Level 2 basis.

The Westpac Group

The following diagram shows the Level 3 conglomerate group and illustrates the different tiers of regulatory consolidation.

Accounting consolidation(2)

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries (including special purpose entities) controlled by Westpac. Westpac and its subsidiaries are referred to collectively as the ‘Group’. The effects of all transactions between entities in the Group are eliminated. Control exists when the parent entity has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are presently exercisable or convertible are taken into account.

Subsidiaries are fully consolidated from the date on which control commences and they are no longer consolidated from the date that control ceases.

Group entities excluded from the regulatory consolidation at Level 2

Regulatory consolidation at Level 2 covers the global operations of Westpac and its subsidiary entities, including other controlled banking, securities and financial entities, except for those entities involved in the following business activities:

•     insurance (including friendly societies and health funds);

•     acting as manager, responsible entity, approved trustee, trustee or similar role in relation to funds management;

•     non-financial (commercial) operations; or

•     special purpose entities to which assets have been transferred in accordance with the requirements of APS 120 Securitisation.

With the exception of securitisation special purpose entities, equity investments in subsidiary entities excluded from the consolidation at Level 2 are deducted from capital.

(1)          APS 110 Capital Adequacy outlines the overall framework adopted by APRA for the purpose of assessing the capital adequacy of an ADI.

(2)          Refer to Note 1 of Westpac’s 2011 Annual Report for further details.

Westpac New Zealand Limited

Westpac New Zealand Limited (WNZL), a wholly owned subsidiary entity(1), is a registered bank incorporated in New Zealand and regulated by the Reserve Bank of New Zealand. WNZL uses the Advanced IRB approach for credit risk and the Advanced Measurement approach for operational risk. For the purposes of determining Westpac’s capital adequacy, Westpac New Zealand Limited is consolidated at Level 2.

Restrictions and major impediments on the transfer of funds or regulatory capital within the Group

Minimum capital (‘thin capitalisation’) rules

Tax legislation in most jurisdictions in which the Group operates (including Australia, New Zealand and the United Kingdom) prescribes minimum levels of capital that must be retained in that jurisdiction. Capital for these purposes includes both contributed capital and non-distributed retained earnings. If minimum capital is not retained in the jurisdiction, a portion of the interest costs incurred in the jurisdiction will not be tax deductible. Westpac seeks to maintain sufficient capital/retained earnings to comply with these rules.

Tax costs associated with repatriation

Repatriation of retained earnings (and capital) may result in tax being payable in either the jurisdiction from which the repatriation occurs or Australia on receipt of the relevant amounts. This cost would reduce the amount actually repatriated.

Intra-group exposure limits

Exposures to related entities are managed within the prudential limits prescribed by APRA in APS 222 Associations with Related Entities(2). Westpac has an internal limit structure and approval process governing credit exposures to related entities. This structure and approval process, combined with APRA’s prudential limits, is designed to reduce the potential for unacceptable contagion risk.

Prudential regulation of subsidiary entities

Certain subsidiary banking and insurance entities are subject to local prudential regulation in their own right, including capital adequacy requirements and investment or intra-group exposure limits. Westpac seeks to ensure that its subsidiary entities are adequately capitalised and adhere to regulatory limits at all times. There are no capital deficiencies in subsidiary entities excluded from the regulatory consolidation at Level 2.

(1)          Other subsidiary banking entities in the Group include Westpac Bank of Tonga, Westpac Bank-PNG-Limited, Westpac Bank Samoa Limited and Westpac Europe Limited.

(2)          For the purposes of APS 222, subsidiaries controlled by Westpac, other than subsidiaries that form part of the ELE, represent ‘related entities’.  Prudential limits apply to intra-group exposures between the ELE and related entities, both on an individual and aggregate basis.

CAPITAL OVERVIEW

Capital Structure

This table shows Westpac’s capital resources under APS 111 Capital Adequacy: Measurement of Capital. A summary of the main features of the capital instruments included in Tier 1 and Tier 2 capital is provided in Appendix III on page 76.

	30 September	31 March	30 September
$m	2011	2011	2010
Common equity
Paid up ordinary capital	25,456	24,998	24,686
Treasury shares	(119)	(114)	(118)
Equity based remuneration	603	567	540
Foreign currency translation reserves	(298)	(388)	(287)
Non-controlling interests - other	43	31	37
Retained earnings	16,059	15,526	13,750
Less retained earnings in life and general insurance, funds management and securitisation entities	(765)	(657)	(822)
Dividends provided for capital adequacy purposes	(2,424)	(2,287)	(2,212)
Estimated reinvestment under dividend reinvestment plan	364	343	597
Deferred fees	142	113	102
Total	39,061	38,132	36,273
Deductions from Common equity
Goodwill (excluding funds management entities)	(9,339)	(9,033)	(9,085)
Deferred tax assets	(1,825)	(2,378)	(1,697)
Goodwill in life and general insurance, funds management and securitisation entities	(1,140)	(1,141)	(1,173)
Capitalised expenditure	(555)	(485)	(549)
Capitalised software	(1,201)	(966)	(773)
Tangible investments in non-consolidated subsidiaries	(910)	(828)	(782)
Regulatory expected loss(1)	(890)	(992)	(906)
General reserve for credit losses adjustment(2)	(38)	(26)	—
Securitisation	(31)	(53)	(53)
Excess investments in non-subsidiary entities	(10)	(7)	(59)
Regulatory adjustments to fair value positions	(458)	(199)	(223)
Other Tier 1 deductions	(5)	(12)	(16)
Total	(16,402)	(16,120)	(15,316)
Net Common equity	22,659	22,012	20,957
Residual Tier 1 capital
Stapled preferred securities (SPS I)	1,030	1,028	1,026
Stapled preferred securities II (SPS II)	901	900	899
Trust preferred securities (2003 TPS)	1,137	1,137	1,137
Trust preferred securities (2004 TPS)	616	557	624
Trust preferred securities (2006 TPS)	755	755	755
Total	4,439	4,377	4,441
Tier 1 regulatory capital	27,098	26,389	25,398

Upper Tier 2 capital
Subordinated undated capital notes	400	378	404
Eligible general reserve for credit loss(2)	67	70	71
Revaluation reserve - available-for-sale securities	14	38	59
Total	481	486	534
Lower Tier 2 capital
Eligible subordinated bonds, notes and debentures	5,176	5,337	6,529
Total	5,176	5,337	6,529
Deductions from Tier 2 capital
Tangible investments in non-consolidated subsidiaries	(910)	(828)	(782)
Regulatory expected loss(1)	(890)	(992)	(906)
Securitisation	(31)	(53)	(53)
Excess investments in non-subsidiary entities	(10)	(7)	(59)
Total	(1,841)	(1,880)	(1,800)
Tier 2 regulatory capital	3,816	3,943	5,263
Regulatory capital base	30,914	30,332	30,661

(1)          An explanation of relationship between this deduction, regulatory expected loss and provisions for impairment charges is provided in Appendix II on page 75.

(2)          The portion of the general reserve for credit loss associated with securitisation exposures and exposures subject to the standardised risk measurement approach.

Capital management strategy

The Group’s approach seeks to balance the fact that capital is an expensive form of funding with the need to be adequately capitalised as an ADI. Westpac considers the need to balance efficiency, flexibility and adequacy when determining sufficiency of capital and when developing capital management plans.

Westpac evaluates these considerations through an Internal Capital Adequacy Assessment Process (ICAAP), the key features of which include:

•     the development of a capital management strategy, including target capital ratios, capital buffers and contingency plans, which guides the development of specific capital plans;

•     consideration of both economic and regulatory capital requirements, including the revised capital adequacy framework known as Basel III;

•     a process that challenges the capital measures, coverage and requirements which incorporates a comparison of economic and regulatory requirements and the use of a Quantitative Scenario Analysis (stress testing) framework that considers, amongst other things, the impact of adverse economic scenarios; and

•     consideration of the perspectives of external stakeholders including rating agencies and equity investors.

Westpac’s capital adequacy ratios

	30 September	31 March	30 September
%	2011	2011	2010
The Westpac Group at Level 2
Tier 1	9.7	9.5	9.1
Total	11.0	11.0	11.0
The Westpac Group at Level 1
Tier 1	9.6	9.5	9.2
Total	11.4	11.3	11.5

Westpac New Zealand Limited’s capital adequacy ratios

	30 September	31 March	30 September
%	2011	2011	2010
Westpac New Zealand Limited
Tier 1	10.5	10.2	9.9
Total	13.0	13.0	12.7

Capital requirements

This table shows risk weighted assets and associated capital requirements(1) for each risk type included in the regulatory assessment of Westpac’s capital adequacy. The Group’s approach to managing these risks, and more detailed disclosures on the prudential assessment of capital requirements, are presented in the following sections of this report.

30 September 2011	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach(2)	Weighted Assets	Required
Credit risk
Corporate	56,792	1,381	58,173	4,654
Business lending	43,661	976	44,637	3,571
Sovereign	1,492	870	2,362	189
Bank	6,627	98	6,725	538
Residential mortgages	56,597	1,264	57,861	4,629
Australian credit cards	4,884	—	4,884	391
Other retail	8,029	1,478	9,507	761
Small business	4,232	—	4,232	339
Specialised lending	42,134	243	42,377	3,390
Securitisation	4,099	—	4,099	328
Total	228,547	6,310	234,857	18,789
Equity risk			1,498	120
Market risk			8,433	675
Operational risk			19,611	1,569
Interest rate risk in the banking book			11,823	946
Other assets(3)			3,739	299
Total			279,961	22,397

31 March 2011	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach(2)	Weighted Assets	Required
Credit risk
Corporate	54,167	1,264	55,431	4,435
Business lending	43,227	743	43,970	3,518
Sovereign	799	582	1,381	110
Bank	4,346	47	4,393	351
Residential mortgages	55,952	1,130	57,082	4,567
Australian credit cards	5,473	—	5,473	438
Other retail	7,968	1,734	9,702	776
Small business	4,161	—	4,161	333
Specialised lending	44,173	264	44,437	3,555
Securitisation	4,230	—	4,230	338
Total	224,496	5,764	230,260	18,421
Equity risk			1,198	96
Market risk			7,472	598
Operational risk			19,960	1,597
Interest rate risk in the banking book			14,708	1,177
Other assets(3)			3,229	258
Total			276,827	22,147

(1)          Capital requirements are expressed as 8% of total risk weighted assets.

(2)          Westpac’s Standardised risk weighted assets are categorised based on their equivalent IRB categories.

(3)          Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

30 September 2010	IRB	Standardised	Total Risk	Total Capital
$m	Approach	Approach(2)	Weighted Assets	Required
Credit risk
Corporate	58,220	1,470	59,690	4,775
Business lending	43,867	765	44,632	3,571
Sovereign	647	514	1,161	93
Bank	3,692	75	3,767	301
Residential mortgages	56,536	1,008	57,544	4,604
Australian credit cards	6,093	—	6,093	487
Other retail	7,541	1,826	9,367	749
Small business	3,016	—	3,016	241
Specialised lending	45,700	258	45,958	3,677
Securitisation	4,602	—	4,602	368
Total	229,914	5,916	235,830	18,866
Equity risk			1,122	90
Market risk			5,201	416
Operational risk			19,824	1,586
Interest rate risk in the banking book			14,697	1,176
Other assets(3)			2,705	216
Total			279,379	22,350

(1)  Westpac’s Standardised risk weighted assets are categorised based on their equivalent IRB categories.

(2)  Other assets include cash items, unsettled transactions, fixed assets and other non-interest earning assets.

CREDIT RISK MANAGEMENT

Credit risk is the potential for financial loss where a customer or counterparty fails to meet their financial obligations. Westpac maintains a credit risk management framework and a number of supporting policies, processes and controls governing the assessment, approval and management of customer and counterparty credit risk. These incorporate the assignment of risk grades, the quantification of loss estimates in the event of default, and the segmentation of credit exposures.

Structure and organisation

The Chief Risk Officer is responsible for the effectiveness of overall risk management throughout Westpac, including credit risk. Authorised officers approve credit risk exposures, including customer risk grades, other credit parameters and their ongoing review. Our largest exposures are approved by our most experienced credit officers. Line business management is responsible for managing credit risks accepted in their business and for maximising risk-adjusted returns from their business credit portfolios, within the approved risk appetite, risk management framework and policies.

Credit risk management framework and policies

Westpac maintains a credit risk management framework and supporting policies that are designed to clearly define roles and responsibilities, acceptable practices, limits and key controls.

At Group level the Credit Risk Management framework describes the principles, methodologies, systems, roles and responsibilities, reports and controls that exist for managing credit risk in Westpac. The Credit Risk Rating System policy describes the credit risk rating system philosophy, design, key features and uses of rating outcomes.

Concentration risk policies cover individual counterparties, specific industries (e.g. property) and individual countries. We also have policies covering appetite statements, environmental, social and governance (ESG), credit risks and the delegation of credit approval authorities.

At the division level, credit manuals embed the Group’s framework requirements for application in the relevant line businesses. These manuals include policies covering the origination, evaluation, approval, documentation, settlement and on-going management of credit risks, and sector policies to guide the extension of credit where industry-specific guidelines are considered necessary.

Credit approval limits govern the extension of credit and represent the formal delegation of credit approval authority to responsible individuals throughout the organisation.

Approach

Westpac adopts two approaches to managing credit risk depending upon the nature of the customer and product.

Transaction-managed approach

For larger customers, Westpac evaluates credit requests by undertaking detailed individual customer and transaction risk analysis (the ‘transaction-managed’ approach). Such customers are assigned a customer risk grade (CRG) representing Westpac’s estimate of their probability of default (PD). Each facility is assigned a loss given default (LGD). The Westpac credit risk rating system has 20 risk grades for non-defaulted customers and 10 risk grades for defaulted customers. Non-defaulted CRGs down to the level of normally acceptable risk (i.e. D grade — see table below) are mapped to Moody’s and Standard & Poor’s (S&P) external senior ranking unsecured ratings. This mapping is reviewed annually and allows Westpac to integrate the rating agencies’ default history with our own internal historical data when calculating PDs.

The final assignment of CRGs and LGDs is approved by authorised credit approvers with appropriate delegated approval authority. All material credit exposures are approved by authorised Credit officers who are part of the risk management stream and operate independently of the areas originating the credit risk proposals. Divisional operational units are responsible for maintaining accurate and timely recording of all credit risk approvals and changes to customer and facility data. These units also operate independently of both the areas originating the credit risk proposals and the credit risk approvers. Appropriate segregation of functions is one of the key requirements of our credit risk management framework.

Program-managed approach

High-volume retail customer credit portfolios with homogenous credit risk characteristics are managed on a statistical basis according to pre-determined objective criteria (the ‘program-managed’ approach). Program-managed exposure to a consumer customer may exceed $1 million. Business customer exposures in excess of $1 million are transaction-managed. Quantitative scorecards are used to assign application and behavioural scores to enable risk-based decision making within these portfolios. The scorecard outcomes and decisions are regularly monitored and validated against subsequent customer performance and scorecards are recalibrated or rebuilt when required. For capital estimation and other purposes, risk-based customer segments are created based upon modelled expected PD, EAD and LGD. Accounts are then assigned to respective segments based on customer and account characteristics.

The retail portfolio is divided into over 50 segments. Each segment is assigned a quantified measure of its PD, LGD and EAD.

For both transaction and program-managed approaches, CRGs, PDs and LGDs are reviewed at least annually.

Mapping of Westpac risk grades

The table below shows the current alignment between Westpac’s CRGs and the corresponding external rating. Note that only high-level CRG groupings are shown.

Westpac customer risk grade	Standard & Poor’s rating	Moody’s rating	Supervisory slotting grade for specialised lending(1)
A	AAA to AA–	Aaa to Aa3	Strong
B	A+ to A–	A1 to A3	Strong
C	BBB+ to BBB–	Baa1 to Baa3	Strong
D	BB+ to B+	Ba1 to B1	Good/satisfactory
Westpac Rating
E	Watchlist		Weak
F	Special mention		Weak
G	Substandard/default		Weak/default
H	Default		Default

(1)          Westpac maps its CRGs to five regulatory slotting categories for the purposes of the slotting approach for specialised lending exposures required under APS 113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk.

Mapping of Basel categories to Westpac portfolios

APS 113 Capital Adequacy: Internal Ratings-Based Approach to Credit Risk, states that under the Advanced IRB approach to credit risk, an ADI must categorise banking book exposures into six broad IRB asset classes and apply the prescribed treatment for those classes to each credit exposure within them for the purposes of deriving its minimum capital requirement. Standardised and Securitised portfolios are subject to treatment under APS 112 Capital Adequacy: Standardised Approach to Credit Risk and APS 120 Securitisation respectively.

APS Asset Class	Sub-asset class	Westpac category	Segmentation criteria
Corporate	Corporate	Corporate	All transaction-managed customers not elsewhere classified where annual turnover exceeds $50m.

	SME Corporate	Business Lending	All transaction-managed customers not elsewhere classified where annual turnover is $50m or less.

	Project Finance	Specialised Lending-Project Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from the revenue generated by a completed project (eg. infrastructure such as toll roads or railways).

	Income-producing Real Estate	Specialised Lending- Property Finance

Applied to transaction-managed customers where the primary source of debt service, security and repayment is derived from either the sale of a property development or income produced by one or more investment properties.(1)

Sovereign		Sovereign	Applied to transaction-managed customers identified by ANZSIC code.

Bank		Bank	Applied to transaction-managed customers identified by ANZSIC code.

Residential Mortgage		Residential Mortgages	All program-managed exposures secured by residential mortgages, including business loans under $1 million fully secured by residential mortgages.

Qualifying Revolving Retail		Australian Credit Cards	Program-managed credit cards with low volatility in loss rates. The New Zealand cards portfolio does not currently meet the criteria for Qualifying Revolving Retail and is classified in Other Retail.

Other Retail		Small Business	Program-managed business lending, excluding business loans under $1 million fully secured by residential mortgages.

		Other Retail	All other program-managed lending to retail customers, including New Zealand credit cards.

(1)          Excludes large diversified property groups and property trusts, which appear in the Corporate asset class.

Mapping of Credit risk approach to Basel categories and exposure types

Approach	APS asset class	Types of exposures
Transaction-Managed Portfolios	Corporate Sovereign Bank	Direct lending Contingent lending Pre-settlement Asset warehousing Underwriting Secondary market trading Foreign exchange settlement Other intra-day settlement obligations

Program-Managed Portfolios	Residential mortgage	Mortgages Equity access loans

	Qualifying revolving retail	Australian credit cards

	Other retail	Personal loans Overdrafts New Zealand credit cards Auto and equipment finance Business development loans Business overdrafts Other term products

Internal ratings process for transaction-managed portfolios

The process for assigning and approving individual customer PDs and facility LGDs involves:

•     Business unit representatives recommend the CRG and facility LGDs under the guidance of criteria set out in established credit policies. Each CRG is associated with an estimated PD;

•     Authorised officers evaluate the recommendations and approve the final CRG and facility LGDs. Credit officers may override line business unit recommendations; and

•    An expert judgement decisioning process is employed to evaluate CRG and the outputs of various risk grading models are used as one of several inputs into that process.

For on-going exposures to transaction-managed customers, risk grades and facility LGDs are required to be reviewed at least annually, but also whenever material changes occur.

No material deviations from the reference definition of default are permitted.

Internal ratings process for program-managed portfolios

The process for assigning PDs, LGDs and EADs to the retail portfolio involves dividing the portfolio into a number of pools per product. These pools are created by analysing the homogeneity of risk characteristics that have historically proven predictive in determining whether an account is likely to go into default.

No material deviations from the reference definition of default are permitted.

Internal credit risk ratings system

In addition to using the credit risk estimates as the basis for regulatory capital purposes, they are also used for the purposes described here.

Economic capital - Westpac allocates economic capital to all exposures. Economic capital includes both credit and non-credit components. Economic credit capital is allocated using a framework that considers estimates of PD, LGD, EAD, total committed exposure and loan tenor, as well as measures of portfolio composition not reflected in regulatory capital formulae(1).

Provisioning - Impairment provisions are held by Westpac to cover credit losses that are incurred in the loan portfolio. Provisioning includes both individual and collective components. Individual provisions are calculated on impaired loans taking into account management’s best estimate of the present value of future cashflows. Collective provisions are established on a portfolio basis using a framework that considers PD, LGD, EAD, total committed exposure, emergence periods, level of arrears and recent past experience.

Risk-adjusted performance measurement - Business performance is measured using economic profit, which incorporates charges for economic credit capital as well as capital for other risk types.

Pricing - Westpac prices loans so as to produce an acceptable return on the economic capital allocated to the loan. Returns include interest income and fees after expected credit losses and other costs.

Credit approval - For transaction-managed facilities, approval authorities are tiered based on the CRG, with lower limits applicable for customers with a higher PD. Program-managed facilities are approved on the basis of application scorecard outcomes and product based approval authorities.

Control mechanisms for the credit risk rating system include:

•     Westpac’s credit risk rating system is reviewed annually to confirm that the rating criteria and procedures are appropriate given the current portfolio and external conditions;

•     All models materially impacting the risk rating process are periodically reviewed in accordance with Westpac’s model risk policy;

•    Specific credit risk estimates (including PD, LGD and EAD levels) are overseen, reviewed annually and approved by the Credit Risk Estimates Committee (a sub-committee of CREDCO);

•     Credit Risk Assurance undertake an independent annual end-to-end technical and operational review of the overall process; and

•     CREDCO and BRMC monitor the risk profile, performance and management of Westpac’s credit portfolio and development and review of key credit risk policies.

Risk reporting

A comprehensive report on the Group’s credit risk portfolio is provided to CREDCO and the BRMC quarterly. It details the current level of impairment losses, stressed exposures, delinquency trends, provisions, impaired assets and key performance metrics. It reports on portfolio concentrations and large exposures.

Credit risk and asset quality are also reported to the Board each month, including details of impairment losses, stressed exposures, delinquency trends and key performance metrics.

(1)          Westpac uses economic capital as the basis for risk-adjusted decision making across the Group. Westpac allows differences between economic and regulatory capital where such differences drive better medium to long-term business decisions.

Summary credit risk disclosure

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
30 September 2011	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 12 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	92,389	56,792	932	564	809	245	252
Business lending	60,254	43,661	1,116	578	1,116	472	334
Sovereign	35,034	1,492	3	3	—	—	—
Bank	26,677	6,627	12	8	4	4	—
Residential mortgages	376,480	56,597	854	692	358	125	127
Australian credit cards	17,376	4,884	297	222	92	76	326
Other retail	9,553	8,029	334	263	105	71	199
Small business	9,974	4,232	97	71	57	24	60
Specialised lending	43,169	42,134	2,232	711	1,949	579	486
Securitisation	20,310	4,099	—	—	1	1	—
Standardised	9,350	6,310	—	—	125	66	83
Total	700,566	234,857	5,877	3,112	4,616	1,663	1,867

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
31 March 2011	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 6 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	90,218	54,167	1,066	567	1,028	416	127
Business lending	60,421	43,227	1,109	584	991	452	95
Sovereign	17,977	799	3	3	—	—	—
Bank	19,718	4,346	8	5	4	3	—
Residential mortgages	362,009	55,952	889	714	355	132	41
Australian credit cards	17,587	5,473	309	239	107	77	150
Other retail	9,267	7,968	363	280	122	84	80
Small business	9,502	4,161	103	68	55	33	27
Specialised lending	44,089	44,173	2,418	787	2,001	761	74
Securitisation	18,705	4,230	—	—	1	1	—
Standardised	9,075	5,764	—	—	112	57	73
Total	658,568	230,260	6,268	3,247	4,776	2,016	667

				Regulatory
				Expected		Specific	Actual
		Risk	Regulatory	Loss for		Provisions	Losses for
30 September 2010	Exposure	Weighted	Expected	non-defaulted	Impaired	for Impaired	the 12 months
$m	at Default	Assets	Loss(1)	exposures	Loans	Loans	ended
Corporate	90,992	58,220	1,066	593	858	341	141
Business lending	61,036	43,867	963	537	923	414	169
Sovereign	15,813	647	1	1	—	—	—
Bank	19,005	3,692	8	5	4	3	—
Residential mortgages	351,229	56,536	669	529	370	104	129
Australian credit cards	17,862	6,093	327	245	104	77	324
Other retail	8,284	7,541	305	230	111	78	206
Small business	8,674	3,016	103	67	52	27	58
Specialised lending	44,010	45,700	2,531	861	1,898	667	267
Securitisation	17,773	4,602	—	—	22	19	—
Standardised	9,248	5,916	—	—	243	134	6
Total	643,926	235,830	5,973	3,068	4,585	1,864	1,300

(1)  Includes regulatory expected losses for defaulted and non-defaulted exposures.

Loan impairment provisions

Provisions for loan impairment losses represent management’s best estimate of the losses incurred in the loan portfolios as at the balance date. There are two components of Westpac’s loan impairment provisions: individually assessed provisions (IAPs) and collectively assessed provisions (CAPs).

In determining IAPs, relevant considerations that have a bearing on the expected future cash flows are taken into account, for example:

•     the business prospects of the customer;

•     the realisable value of collateral;

•     Westpac’s position relative to other claimants;

•     the reliability of customer information; and

•     the likely cost and duration of the work-out process.

These judgements and estimates can change with time as new information becomes available or as work-out strategies evolve, resulting in revisions to the impairment provision as individual decisions are made.

CAPs are established on a portfolio basis taking into account:

•     the level of arrears;

•     collateral;

•     past loss experience;

•     expected defaults based on portfolio trends; and

•     the expected economic environment.

The most significant factors in establishing these provisions are estimated loss rates and the related emergence period. The future credit quality of these portfolios is subject to uncertainties that could cause actual credit losses to differ from reported loan impairment provisions. These uncertainties include:

•     differences between the expected and actual economic environment;

•     interest rates and unemployment levels;

•     repayment behaviour; and

•     bankruptcy rates.

Regulatory classification of loan impairment provisions

APS 220 Credit Quality requires that Westpac report specific provisions and a General Reserve for Credit Loss (GRCL). All IAPs raised under A-IFRS are classified as specific provisions. All CAPs raised under A-IFRS are either classified into specific provisions or a GRCL.

A GRCL adjustment is made for the amount of GRCL that Westpac reports for regulatory purposes under APS 220 in addition to provisions reported by Westpac under A-IFRS. For capital adequacy purposes the GRCL adjustment is deducted from Tier 1 capital.

CREDIT RISK EXPOSURES

Loan impairment provisions

30 September 2011		A-IFRS Provisions		GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment(1)	Provisions
Specific Provisions
for impaired loans	1,461	202	1,663	NA	1,663
for defaulted but not impaired loans	NA	170	170	NA	170
General Reserve for Credit Loss	NA	2,581	2,581	54	2,635
Total provisions for impairment charges	1,461	2,953	4,414	54	4,468

31 March 2011		A-IFRS Provisions		GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment(1)	Provisions
Specific Provisions
for impaired loans	1,780	236	2,016	NA	2,016
for defaulted but not impaired loans	NA	217	217	NA	217
General Reserve for Credit Loss	NA	2,735	2,735	37	2,772
Total provisions for impairment charges	1,780	3,188	4,968	37	5,005

30 September 2010		A-IFRS Provisions		GRCL	Total Regulatory
$m	IAPs	CAPs	Total	Adjustment	Provisions
Specific Provisions
for impaired loans	1,622	242	1,864	NA	1,864
for defaulted but not impaired loans	NA	199	199	NA	199
General Reserve for Credit Loss	NA	2,991	2,991	—	2,991
Total provisions for impairment charges(2)	1,622	3,432	5,054	—	5,054

(1)  The GRCL adjustment of $54m at 30 September 2011 ($37m at 31 March 2011) is reported on a pre-tax basis. For capital deduction purposes, the GRCL adjustment is reported on an after-tax basis, which at 30 September 2011 was $38m (31 March 2011 was $26m).

(2)  At 30 September 2010 total impairment provisions of $5,054m were for the level 2 consolidated group. An additional $7m of impairment provisions were held by level 3 subsidiaries, which are not recognised in this table. The total Westpac Group impairment provisions were $5,061m, as reported in the statutory accounts at 30 September 2010.There were no level 3 provisions at 31 March 2011 or 30 September 2011.

The following tables segment the portfolio by characteristics that provide an insight into the assessment of credit risk concentration.

Exposure at Default by major type

30 September 2011	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	12 months ended(2)
Corporate	40,170	40,830	11,389	92,389	90,919
Business lending	49,500	10,754	—	60,254	60,736
Sovereign	30,942	2,594	1,498	35,034	21,691
Bank	7,505	3,203	15,969	26,677	21,348
Residential mortgages	324,206	52,274	—	376,480	363,161
Australian credit cards	9,313	8,063	—	17,376	17,679
Other retail	8,036	1,517	—	9,553	9,169
Small business	7,521	2,453	—	9,974	9,342
Specialised lending	36,756	6,413	—	43,169	43,684
Securitisation	10,096	9,700	514	20,310	18,807
Standardised	8,119	1,231	—	9,350	9,157
Total	532,164	139,032	29,370	700,566	665,693

31 March 2011	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	6 months ended(3)
Corporate	42,543	39,144	8,531	90,218	90,534
Business lending	47,895	12,526	—	60,421	61,134
Sovereign	14,680	2,658	639	17,977	16,876
Bank	5,496	2,941	11,281	19,718	19,499
Residential mortgages	311,533	50,476	—	362,009	357,077
Australian credit cards	9,485	8,102	—	17,587	17,876
Other retail	7,839	1,428	—	9,267	8,928
Small business	7,163	2,339	—	9,502	8,947
Specialised lending	36,940	7,149	—	44,089	43,738
Securitisation	8,432	9,601	672	18,705	18,107
Standardised	7,961	1,114	—	9,075	9,102
Total	499,967	137,478	21,123	658,568	651,818

30 September 2010	On balance	Off-balance sheet		Total Exposure	Average
$m	sheet(1)	Non-market related	Market related	at Default	12 months ended(4)
Corporate	41,903	39,926	9,163	90,992	87,270
Business lending	48,867	12,169	—	61,036	51,116
Sovereign	13,194	2,157	462	15,813	12,164
Bank	4,477	3,226	11,302	19,005	20,980
Residential mortgages	302,958	48,271	—	351,229	281,007
Australian credit cards	9,817	8,045	—	17,862	15,770
Other retail	7,140	1,144	—	8,284	6,169
Small business	6,880	1,794	—	8,674	8,770
Specialised lending	37,750	6,260	—	44,010	34,807
Securitisation	8,778	8,562	433	17,773	19,476
Standardised	8,075	1,173	—	9,248	83,157
Total	489,839	132,727	21,360	643,926	620,686

(1)          EAD associated with the on balance sheet outstandings of each portfolio.

(2)          Average is based on exposures as at 30 September 2011, 30 June 2011, 31 March 2011, 31 December 2010 and 30 September 2010.

(3)          Average is based on exposures as at 31 March 2011, 31 December 2010 and 30 September 2010.

(4)          Average is based on exposures as at 30 September 2010, 30 June 2010, 31 March 2010, 31 December 2009 and 30 September 2009.

Exposure at Default by measurement method

30 September 2011	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	92,389	1,381	93,770
Business lending	60,254	959	61,213
Sovereign	35,034	870	35,904
Bank	26,677	97	26,774
Residential mortgages	376,480	2,637	379,117
Australian credit cards	17,376	—	17,376
Other retail	9,553	3,165	12,718
Small business	9,974	—	9,974
Specialised lending	43,169	241	43,410
Securitisation	20,310	—	20,310
Total	691,216	9,350	700,566

31 March 2011	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	90,218	1,264	91,482
Business lending	60,421	722	61,143
Sovereign	17,977	583	18,560
Bank	19,718	47	19,765
Residential mortgages	362,009	2,468	364,477
Australian credit cards	17,587	—	17,587
Other retail	9,267	3,731	12,998
Small business	9,502	—	9,502
Specialised lending	44,089	260	44,349
Securitisation	18,705	—	18,705
Total	649,493	9,075	658,568

30 September 2010	IRB	Standardised	Total Exposure
$m	Approach	Approach	at Default
Corporate	90,992	1,469	92,461
Business lending	61,036	740	61,776
Sovereign	15,813	514	16,327
Bank	19,005	75	19,080
Residential mortgages	351,229	2,409	353,638
Australian credit cards	17,862	—	17,862
Other retail	8,284	3,786	12,070
Small business	8,674	—	8,674
Specialised lending	44,010	255	44,265
Securitisation	17,773	—	17,773
Total	634,678	9,248	643,926

Exposure at Default by industry classification

30 September 2011 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(1)	Trade(2)	Transport & storage	Utilities(3)	Retail lending	Other	Total Exposure at Default
Corporate	1,175	1,737	2,941	16,085	309	17,137	5,170	8,112	4,743	5,403	12,239	7,701	8,457	—	1,180	92,389
Business lending	6,189	11,370	4,582	3,071	56	5,274	624	438	5,919	6,630	11,304	3,085	367	—	1,345	60,254
Sovereign	—	2	—	14,989	18,714	476	—	—	5	410	3	133	251	—	51	35,034
Bank	2	—	16	25,865	17	373	89	34	46	54	103	26	5	—	47	26,677
Residential mortgages	922	1,194	2,623	3,325	40	1,363	137	8,688	5,041	4,513	3,646	625	218	344,090	55	376,480
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	17,376	—	17,376
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	9,553	—	9,553
Small business	284	1,285	1,203	485	7	718	92	791	1,207	622	1,400	1,010	99	—	771	9,974
Specialised lending	347	6	318	7	70	92	290	39,130	152	763	110	786	935	—	163	43,169
Securitisation	—	—	—	19,373	—	440	—	17	335	140	2	—	—	—	3	20,310
Standardised	140	30	44	305	870	124	24	313	52	46	385	121	58	5,445	1,393	9,350
Total	9,059	15,624	11,727	83,505	20,083	25,997	6,426	57,523	17,500	18,581	29,192	13,487	10,390	376,464	5,008	700,566

(1)   Includes education, health & community services, cultural & recreational services and personal & other services.

(2)   Includes wholesale trade and retail trade.

(3)   Includes electricity, gas & water, and communication services.

31 March 2011 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(1)	Trade(2)	Transport & storage	Utilities(3)	Retail lending	Other	Total Exposure at Default
Corporate	1,445	1,697	2,981	15,788	334	16,904	3,053	7,869	4,723	5,370	11,900	7,868	9,169	—	1,117	90,218
Business lending	5,950	10,854	5,013	2,997	82	5,382	677	787	6,063	6,814	11,181	3,126	343	—	1,152	60,421
Sovereign	—	3	—	1,422	15,278	359	—	—	13	229	129	162	331	—	51	17,977
Bank	—	—	13	18,561	9	651	84	77	66	56	117	14	25	—	45	19,718
Residential mortgages	893	1,153	2,494	3,181	40	1,319	136	8,371	4,828	4,380	3,529	591	218	330,824	52	362,009
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	17,587	—	17,587
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	9,267	—	9,267
Small business	261	1,161	1,143	451	6	718	71	718	1,217	587	1,302	990	96	—	781	9,502
Specialised lending	306	5	377	30	150	114	256	40,040	218	416	74	647	1,183	—	273	44,089
Securitisation	—	—	—	17,695	—	440	—	76	349	140	5	—	—	—	—	18,705
Standardised	128	21	44	200	583	98	12	294	38	35	302	62	50	5,944	1,264	9,075
Total	8,983	14,894	12,065	60,325	16,482	25,985	4,289	58,232	17,515	18,027	28,539	13,460	11,415	363,622	4,735	658,568

(1)   Includes education, health & community services, cultural & recreational services and personal & other services.

(2)   Includes wholesale trade and retail trade.

(3)   Includes electricity, gas & water, and communication services.

30 September 2010 $m	Accommodation, cafes & restaurants	Agriculture, forestry & fishing	Construction	Finance & insurance	Government administration & defence	Manufacturing	Mining	Property	Property services & business services	Services(1)	Trade(2)	Transport & storage	Utilities(3)	Retail lending	Other	Total Exposure at Default
Corporate	1,472	1,665	3,478	14,372	415	16,338	2,963	9,961	4,738	6,417	11,810	8,216	8,371	—	776	90,992
Business lending	5,890	10,976	4,816	3,010	60	5,719	700	969	6,072	6,923	11,471	3,106	361	—	963	61,036
Sovereign	—	3	—	1,332	13,624	201	—	—	14	255	—	44	339	—	1	15,813
Bank	—	—	15	17,762	3	688	68	118	68	17	137	28	26	—	75	19,005
Residential mortgages	856	1,108	2,354	2,986	40	1,236	138	8,225	4,675	4,231	3,336	562	204	321,221	57	351,229
Australian credit cards	—	—	—	—	—	—	—	—	—	—	—	—	—	17,862	—	17,862
Other retail	—	—	—	—	—	—	—	—	—	—	—	—	—	8,284	—	8,284
Small business	214	1,088	1,099	316	5	658	68	564	1,265	517	1,120	1,040	79	—	641	8,674
Specialised lending	517	21	235	109	—	116	264	40,308	215	483	131	651	733	—	227	44,010
Securitisation	—	—	—	16,694	—	458	—	86	382	140	8	—	5	—	—	17,773
Standardised	129	21	45	81	514	80	13	288	33	33	311	75	54	6,101	1,470	9,248
Total	9,078	14,882	12,042	56,662	14,661	25,494	4,214	60,519	17,462	19,016	28,324	13,722	10,172	353,468	4,210	643,926

Exposure at Default by geography(1)

30 September 2011							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	74,490	8,981	3,127	2,030	3,761	—	92,389
Business lending	53,551	6,703	—	—	—	—	60,254
Sovereign	30,481	4,058	36	—	459	—	35,034
Bank	24,017	1,805	630	52	173	—	26,677
Residential mortgages	345,437	30,922	—	—	121	—	376,480
Australian credit cards	17,376	—	—	—	—	—	17,376
Other retail	7,007	2,546	—	—	—	—	9,553
Small business	7,565	2,409	—	—	—	—	9,974
Specialised lending	39,419	3,727	—	23	—	—	43,169
Securitisation	18,637	1,203	168	302	—	—	20,310
Standardised	5,426	—	—	—	1,181	2,743	9,350
Total	623,406	62,354	3,961	2,407	5,695	2,743	700,566

31 March 2011							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	73,737	9,040	3,147	2,373	1,921	—	90,218
Business lending	54,557	5,864	—	—	—	—	60,421
Sovereign	14,434	3,182	63	—	298	—	17,977
Bank	16,722	1,764	803	329	100	—	19,718
Residential mortgages	333,545	28,329	—	—	135	—	362,009
Australian credit cards	17,587	—	—	—	—	—	17,587
Other retail	6,904	2,363	—	—	—	—	9,267
Small business	7,292	2,210	—	—	—	—	9,502
Specialised lending	40,856	3,201	—	32	—	—	44,089
Securitisation	17,791	799	—	115	—	—	18,705
Standardised	5,735	—	—	—	1,185	2,155	9,075
Total	589,160	56,752	4,013	2,849	3,639	2,155	658,568

30 September 2010							Total Exposure
$m	Australia	New Zealand	Americas	Europe	Asia	Pacific	at Default
Corporate	75,024	8,938	3,192	2,641	1,197	—	90,992
Business lending	54,950	6,086	—	—	—	—	61,036
Sovereign	12,652	2,804	197	—	160	—	15,813
Bank	16,865	1,137	760	168	75	—	19,005
Residential mortgages	324,930	26,299	—	—	—	—	351,229
Australian credit cards	17,862	—	—	—	—	—	17,862
Other retail	6,177	2,107	—	—	—	—	8,284
Small business	6,649	2,025	—	—	—	—	8,674
Specialised lending	40,546	3,370	—	94	—	—	44,010
Securitisation	16,620	998	26	129	—	—	17,773
Standardised	6,441	—	—	—	689	2,118	9,248
Total	578,716	53,764	4,175	3,032	2,121	2,118	643,926

(1) Geographic segmentation of exposures is based on the location of the office in which these items were booked.

Exposure at Default by residual contractual maturity

30 September 2011						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	7,300	25,122	40,389	15,232	4,346	92,389
Business lending	4,311	11,947	26,024	7,638	10,334	60,254
Sovereign	429	14,922	3,465	2,676	13,542	35,034
Bank	238	4,348	18,371	3,240	480	26,677
Residential mortgages	25,382	8,332	54,656	14,391	273,719	376,480
Australian credit cards	17,376	—	—	—	—	17,376
Other retail	3,042	146	1,657	2,960	1,748	9,553
Small business	1,694	831	2,931	2,083	2,435	9,974
Specialised lending	793	15,097	19,372	4,113	3,794	43,169
Securitisation	295	10,432	4,065	770	4,748	20,310
Standardised	2,125	59	4,959	169	2,038	9,350
Total	62,985	91,236	175,889	53,272	317,184	700,566

31 March 2011						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	7,293	25,657	42,161	10,814	4,293	90,218
Business lending	4,790	12,242	24,968	7,065	11,356	60,421
Sovereign	555	2,681	2,912	1,858	9,971	17,977
Bank	215	3,390	13,682	1,914	517	19,718
Residential mortgages	23,893	7,368	53,227	14,363	263,158	362,009
Australian credit cards	17,587	—	—	—	—	17,587
Other retail	2,796	140	1,617	2,864	1,850	9,267
Small business	1,625	806	2,858	2,022	2,191	9,502
Specialised lending	985	16,236	18,352	3,313	5,203	44,089
Securitisation	289	11,521	2,714	1,120	3,061	18,705
Standardised	2,443	41	4,652	146	1,793	9,075
Total	62,471	80,082	167,143	45,479	303,393	658,568

30 September 2010						Total Exposure
$m	On demand	< 12 months	1 to < 3 years	3 to < 5 years	> 5 years	at Default
Corporate	7,137	24,213	46,336	8,933	4,373	90,992
Business lending	5,003	11,070	24,898	7,401	12,664	61,036
Sovereign	663	1,904	2,889	1,850	8,507	15,813
Bank	306	3,517	12,677	1,927	578	19,005
Residential mortgages	42,877	6,681	33,043	14,870	253,758	351,229
Australian credit cards	17,862	—	—	—	—	17,862
Other retail	2,147	99	1,399	2,663	1,976	8,284
Small business	1,317	693	2,740	2,132	1,792	8,674
Specialised lending	895	16,244	18,893	3,068	4,910	44,010
Securitisation	252	11,367	3,301	739	2,114	17,773
Standardised	2,423	70	4,877	889	989	9,248
Total	80,882	75,858	151,053	44,472	291,661	643,926

Impaired and past due loans

The following tables disclose the crystallisation of credit risk as impairment and loss. Analysis of exposures 90 days past due but well secured, impaired loans, related provisions and actual losses is broken down by concentrations reflecting Westpac’s asset categories, industry and geography.

Impaired and past due loans by portfolio

			Specific
30 September 2011	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	12 months ended
Corporate	83	809	245	30%	252
Business lending	587	1,116	472	42%	334
Sovereign	—	—	—	—	—
Bank	—	4	4	100%	—
Residential mortgages	1,485	358	125	35%	127
Australian credit cards	—	92	76	83%	326
Other retail	—	105	71	68%	199
Small business	50	57	24	42%	60
Specialised lending	773	1,949	579	30%	486
Securitisation	—	1	1	100%	—
Standardised	46	125	66	53%	83
Total	3,024	4,616	1,663	36%	1,867

			Specific
31 March 2011	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	6 months ended
Corporate	106	1,028	416	40%	127
Business lending	660	991	452	46%	95
Sovereign	—	—	—	—	—
Bank	—	4	3	75%	—
Residential mortgages	1,597	355	132	37%	41
Australian credit cards	—	107	77	72%	150
Other retail	—	122	84	69%	80
Small business	65	55	33	60%	27
Specialised lending	1,080	2,001	761	38%	74
Securitisation	8	1	1	100%	—
Standardised	42	112	57	51%	73
Total	3,558	4,776	2,016	42%	667

			Specific
30 September 2010	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans(1)	12 months ended
Corporate	104	858	341	40%	141
Business lending	576	923	414	45%	169
Sovereign	—	—	—	—	—
Bank	—	4	3	75%	—
Residential mortgages	1,205	370	104	28%	129
Australian credit cards	—	104	77	74%	324
Other retail	8	111	78	70%	206
Small business	76	52	27	52%	58
Specialised lending	1,130	1,898	667	35%	267
Securitisation	—	22	19	86%	—
Standardised	44	243	134	55%	6
Total	3,143	4,585	1,864	41%	1,300

(1)          Care should be taken when comparing these ratios to Basel model LGD estimates because impaired loans represent a subset of total defaulted loans.

Impaired and past due loans by industry classification

			Specific
30 September 2011	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	12 months ended
Accommodation, cafes & restaurants	113	205	54	26%	37
Agriculture, forestry & fishing	161	178	49	28%	82
Construction	68	180	70	39%	51
Finance & insurance	37	213	79	37%	6
Government administration & defence	3	—	1	—	—
Manufacturing	71	352	128	36%	149
Mining	9	5	3	60%	15
Property & business services	951	2,194	706	32%	624
Services(1)	46	242	105	43%	32
Trade(2)	116	239	111	46%	72
Transport & storage	30	108	59	55%	60
Utilities(3)	7	133	23	17%	20
Retail lending	1,390	510	266	52%	696
Other	22	57	9	16%	23
Total	3,024	4,616	1,663	36%	1,867

			Specific
31 March 2011	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	6 months ended
Accommodation, cafes & restaurants	99	238	97	41%	10
Agriculture, forestry & fishing	109	204	81	40%	23
Construction	77	322	143	44%	10
Finance & insurance	34	156	71	46%	2
Government administration & defence	2	1	1	100%	—
Manufacturing	91	398	185	46%	52
Mining	8	5	4	80%	12
Property & business services	1,318	2,315	890	38%	107
Services(1)	53	165	74	45%	23
Trade(2)	173	198	102	52%	29
Transport & storage	32	185	59	32%	49
Utilities(3)	4	16	12	75%	13
Retail lending	1,502	543	292	54%	333
Other	56	30	5	17%	4
Total	3,558	4,776	2,016	42%	667

			Specific
30 September 2010	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	12 months ended
Accommodation, cafes & restaurants	76	134	49	37%	48
Agriculture, forestry & fishing	76	185	76	41%	13
Construction	81	111	38	34%	71
Finance & insurance	39	150	66	44%	30
Government administration & defence	—	1	—	—	—
Manufacturing	113	413	156	38%	58
Mining	21	37	31	84%	14
Property & business services	1,337	2,160	774	36%	293
Services(1)	92	176	75	43%	35
Trade(2)	142	162	71	44%	53
Transport & storage	38	261	104	40%	27
Utilities(3)	1	56	39	70%	4
Retail lending	1,114	679	354	52%	615
Other	13	60	31	52%	39
Total	3,143	4,585	1,864	41%	1,300

(1)          Includes education, health & community services, cultural & recreational services and personal & other services.

(2)          Includes wholesale trade and retail trade.

(3)          Includes electricity, gas & water, and communication services.

Impaired and past due loans by geography(1)

			Specific
30 September 2011	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	12 months ended
Australia	2,840	3,644	1,364	37%	1,524
New Zealand	138	750	220	29%	338
Americas	—	—	—	—	—
Europe	—	105	19	18%	3
Asia	1	53	27	51%	—
Pacific	45	64	33	52%	2
Total	3,024	4,616	1,663	36%	1,867

			Specific
31 March 2011	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	6 months ended
Australia	3,361	3,799	1,626	43%	577
New Zealand	156	779	328	42%	90
Americas	—	—	—	—	—
Europe	—	135	38	28%	—
Asia	3	16	7	44%	—
Pacific	38	47	17	36%	—
Total	3,558	4,776	2,016	42%	667

			Specific
30 September 2010	Items past 90 days	Impaired	Provisions for	Specific Provisions	Actual Losses for the
$m	but well secured	Loans	Impaired Loans	to Impaired Loans	12 months ended
Australia	2,944	3,678	1,510	41%	1,158
New Zealand	147	706	295	42%	142
Americas	—	—	—	—	—
Europe	—	142	34	24%	—
Asia	8	18	7	39%	—
Pacific	44	41	18	44%	—
Total	3,143	4,585	1,864	41%	1,300

(1)          Geographic segmentation of exposures is based on the location of the office in which these items were booked.

Movement in provisions for impairment charges

	For the	For the	For the
	6 months ended	6 months ended	6 months ended
	30 September	31 March	30 September
$m	2011	2011	2010
Collectively assessed provisions
Balance at beginning of the period	3,188	3,432	3,697
New provisions raised	19	(43)	(36)
Write-offs	(402)	(337)	(352)
Discount unwind	125	139	140
Exchange rate and other adjustments	23	(3)	(17)
Total	2,953	3,188	3,432

Individually assessed provisions
Balance at beginning of period	1,780	1,622	1,576
New individually assessed provisions	853	766	860
Write-backs	(320)	(222)	(217)
Write-offs	(820)	(368)	(559)
Discount unwind	9	(20)	(26)
Exchange rate and other adjustments	(41)	2	(12)
Total	1,461	1,780	1,622

Total provisions for impairment losses on loans and credit commitments	4,414	4,968	5,054
General reserve for credit losses adjustment	54	37	—
Total provisions plus general reserve for credit losses(1)	4,468	5,005	5,054

(1)          At 30 September 2010 total impairment provisions of $5,054m were for the level 2 consolidated group. An additional $7m of impairment provisions were held by level 3 subsidiaries, which are not recognised in this table. The total Westpac Group impairment provisions were $5,061m, as reported in the statutory accounts at 30 September 2010. There were no level 3 provisions at 31 March 2011 or 30 September 2011.

Portfolios subject to the Standardised approach

This table presents exposures subject to the Standardised approach categorised by regulatory risk weight.

As at 30 September 2011, exposures subject to the Standardised approach are primarily Westpac’s Pacific Banking exposures, Asian retail exposures, margin lending portfolio, reverse mortgages portfolio and some other residual St.George portfolios. All other exposures are subject to the Advanced IRB approach.

The Standardised portfolios mainly comprise personal and small-to-medium sized business borrowers where ratings by external credit assessment institutions (ECAIs) are not used in the risk grading process.

30 September 2011	Total Exposure	Risk Weighted
$m	at Default	Assets
0%	50	—
20%	2,049	410
35%	1,631	571
50%	626	313
75%	—	—
100%	4,950	4,950
150%	44	66
Total	9,350	6,310

31 March 2011	Total Exposure	Risk Weighted
$m	at Default	Assets
0%	50	—
20%	2,435	487
35%	1,598	559
50%	599	299
75%	1	1
100%	4,341	4,342
150%	51	76
Total	9,075	5,764

30 September 2010	Total Exposure	Risk Weighted
$m	at Default	Assets
0%	56	—
20%	2,380	476
35%	1,651	578
50%	573	287
75%	165	124
100%	4,365	4,365
150%	58	86
Total	9,248	5,916

Portfolios subject to supervisory risk-weights in the IRB approach

Exposures subject to supervisory risk-weights in the IRB approach include assets categorised as specialised lending, where a regulatory capital ‘slotting’ approach applies. Equity exposures in the banking book are also subject to supervisory risk weights.

Westpac currently has property finance and project finance credit risk exposures categorised as specialised lending. The ‘Credit Risk Management’ section of this report describes the mapping of Westpac risk grades to both external rating equivalents and regulatory capital ‘slots’.

Property finance

30 September 2011		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	4,581	18	3,206
Good	90%	19,626	157	17,664
Satisfactory	115%	10,014	280	11,516
Weak	250%	2,785	223	6,963
Default	NA	2,941	1,471	—
Total		39,947	2,149	39,349

31 March 2011		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	5,540	22	3,878
Good	90%	18,463	148	16,617
Satisfactory	115%	10,249	287	11,786
Weak	250%	3,623	290	9,059
Default	NA	3,261	1,630	—
Total		41,136	2,377	41,340

30 September 2010		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	5,381	22	3,766
Good	90%	18,052	144	16,247
Satisfactory	115%	10,583	296	12,171
Weak	250%	4,685	375	11,714
Default	NA	3,250	1,625	—
Total		41,951	2,462	43,898

Project finance

30 September 2011		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	1,640	7	1,148
Good	90%	1,184	9	1,065
Satisfactory	115%	128	4	147
Weak	250%	170	13	425
Default	NA	100	50	—
Total		3,222	83	2,785

31 March 2011		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	1,633	7	1,143
Good	90%	954	8	858
Satisfactory	115%	61	2	70
Weak	250%	305	24	762
Default	NA	—	—	—
Total		2,953	41	2,833

30 September 2010		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default	Expected Loss	Assets
Strong	70%	1,350	5	945
Good	90%	408	3	367
Satisfactory	115%	28	1	32
Weak	250%	183	15	458
Default	NA	90	45	—
Total		2,059	69	1,802

Equity exposures

30 September 2011		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default(1)	Expected Loss	Assets(2)
Publicly traded (listed)	300%	256	—	597
Private equities (unlisted)	400%	225	—	901
Total		481	—	1,498

31 March 2011		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default(1)	Expected Loss	Assets(2)
Publicly traded (listed)	300%	203	—	513
Private equities (unlisted)	400%	171	—	685
Total		374	—	1,198

30 September 2010		Exposure at	Regulatory	Risk Weighted
$m	Risk Weight	Default(1)	Expected Loss	Assets(2)
Publicly traded (listed)	300%	339	—	499
Private equities (unlisted)	400%	156	—	623
Total		495	—	1,122

(1)          EAD equals book value.

(2)          Except for the portion of individual equity exposures in excess of 0.15% of the capital base before deductions, which are treated as deductions from capital, book values of equity exposures are risk weighted using supervisory risk weights.

Portfolios subject to IRB approaches

Westpac has classified its transaction-managed exposures by the external credit rating to which the internally assigned credit risk grade aligns, as outlined in the ‘Credit Risk Management’ section of this report. Westpac’s internal rating system consists of more risk grades than does the range of external grades, and as a result, PD will vary from portfolio to portfolio for the same external grade. Westpac’s program-managed exposures are classified by PD band. The average PD within a band likewise varies from portfolio to portfolio.

For non-defaulted exposures, regulatory expected loss is defined as the product of PD, LGD and EAD. For defaulted exposures, regulatory expected loss is based upon best estimates of loss. Expected loss is calculated at the facility level and then aggregated. However, multiplying the aggregates of the PD, LGD and EAD, as reported in the tables below (e.g. 91,380 x 1.23% x 45%), does not equal the aggregate regulatory expected loss (564) because the product of two averages does not equal the average of a product.

Corporate portfolio by external credit rating

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	665	65	730	0.01%	17%	—	56	8%
AA	1,607	1,516	3,123	0.05%	41%	1	404	13%
A	11,468	7,445	18,913	0.06%	46%	6	3,999	21%
BBB	23,574	16,218	39,793	0.21%	47%	39	18,095	45%
BB	17,049	7,567	24,616	1.22%	42%	122	21,648	88%
B	924	190	1,113	3.39%	41%	15	1,359	122%
Other	2,426	666	3,092	22.15%	52%	381	8,244	267%
Subtotal	57,713	33,667	91,380	1.23%	45%	564	53,805	59%
Default	840	33	1,009	NA	51%	368	2,987	296%
Total	58,553	33,700	92,389	2.30%	45%	932	56,792	61%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	786	300	1,086	0.01%	10%	—	55	5%
AA	729	1,529	2,258	0.05%	46%	—	343	15%
A	11,031	7,745	18,776	0.07%	46%	6	3,952	21%
BBB	21,856	16,477	38,333	0.21%	48%	39	16,888	44%
BB	17,184	7,167	24,351	1.25%	40%	119	20,388	84%
B	883	441	1,324	3.39%	43%	19	1,670	126%
Other	2,443	440	2,883	24.76%	51%	384	7,903	274%
Subtotal	54,912	34,099	89,011	1.30%	45%	567	51,199	58%
Default	1,111	96	1,207	NA	54%	499	2,968	246%
Total	56,023	34,195	90,218	2.62%	45%	1,066	54,167	60%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	956	21	977	0.01%	12%	—	54	6%
AA	1,251	1,280	2,531	0.02%	43%	—	269	11%
A	10,286	7,498	17,783	0.06%	47%	5	3,288	18%
BBB	23,023	15,218	38,242	0.25%	47%	46	17,666	46%
BB	17,449	7,415	24,864	1.30%	41%	132	22,282	90%
B	1,052	359	1,411	2.98%	43%	18	1,772	126%
Other	3,392	673	4,065	18.68%	49%	392	10,391	256%
Subtotal	57,409	32,464	89,873	1.37%	45%	593	55,722	62%
Default	947	81	1,119	NA	53%	473	2,498	223%
Total	58,356	32,545	90,992	2.58%	45%	1,066	58,220	64%

(1)          Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)          Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Business lending portfolio by external credit rating

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	—	—	—	—	—	—	—	—
AA	—	6	6	0.05%	55%	—	1	17%
A	92	25	116	0.08%	47%	—	28	24%
BBB	3,034	1,129	4,163	0.25%	29%	3	1,192	29%
BB	39,184	7,547	46,731	1.56%	31%	224	28,273	61%
B	2,987	308	3,295	3.39%	33%	36	2,575	78%
Other	3,876	280	4,157	20.96%	35%	315	6,532	157%
Subtotal	49,173	9,295	58,468	2.95%	31%	578	38,601	66%
Default	1,614	58	1,786	NA	44%	538	5,060	283%
Total	50,787	9,353	60,254	5.82%	32%	1,116	43,661	72%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	—	—	—	—	—	—	—	—
AA	5	4	9	0.05%	57%	—	2	22%
A	131	62	193	0.08%	40%	—	39	20%
BBB	3,034	1,173	4,207	0.25%	29%	3	1,212	29%
BB	37,693	8,999	46,695	1.58%	31%	230	28,195	60%
B	2,627	475	3,103	3.39%	33%	34	2,379	77%
Other	3,966	333	4,299	21.34%	34%	317	6,334	147%
Subtotal	47,456	11,046	58,506	3.03%	31%	584	38,161	65%
Default	1,748	116	1,915	NA	42%	525	5,066	265%
Total	49,204	11,162	60,421	6.10%	32%	1,109	43,227	72%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	—	—	—	—	—	—	—	—
AA	3	4	7	0.03%	37%	—	1	12%
A	166	73	239	0.07%	44%	—	46	19%
BBB	3,381	1,279	4,660	0.30%	30%	4	1,531	33%
BB	38,273	8,601	46,874	1.56%	31%	226	28,748	61%
B	2,509	401	2,909	2.98%	32%	28	2,148	74%
Other	4,387	316	4,704	16.90%	35%	279	6,918	147%
Subtotal	48,719	10,674	59,393	2.74%	31%	537	39,392	66%
Default	1,540	80	1,643	NA	42%	426	4,475	272%
Total	50,259	10,754	61,036	5.36%	32%	963	43,867	72%

(1)          Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)          Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Sovereign portfolio by external credit rating

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	10,859	450	11,309	0.01%	5%	—	194	2%
AA	20,532	1,292	21,824	0.03%	9%	—	711	3%
A	807	326	1,133	0.06%	18%	—	110	10%
BBB	312	184	497	0.24%	46%	1	206	41%
BB	116	156	271	1.25%	54%	2	271	100%
B	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Subtotal	32,626	2,408	35,034	0.04%	9%	3	1,492	4%
Default	—	—	—	NA	—	—	—	0%
Total	32,626	2,408	35,034	0.04%	9%	3	1,492	4%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	8,792	657	9,449	0.01%	5%	—	154	2%
AA	5,740	1,215	6,955	0.03%	8%	—	230	3%
A	705	208	913	0.05%	15%	—	72	8%
BBB	101	197	298	0.22%	42%	1	108	36%
BB	63	299	362	1.39%	47%	2	235	65%
B	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Subtotal	15,401	2,576	17,977	0.05%	8%	3	799	4%
Default	—	—	—	NA	—	—	—	—
Total	15,401	2,576	17,977	0.05%	8%	3	799	4%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	7,359	583	7,943	0.01%	6%	—	128	2%
AA	5,179	952	6,131	0.02%	7%	—	134	2%
A	1,001	376	1,377	0.04%	16%	—	97	7%
BBB	77	26	103	0.22%	21%	—	20	19%
BB	208	51	259	1.02%	55%	1	268	103%
B	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Subtotal	13,824	1,988	15,813	0.03%	8%	1	647	4%
Default	—	—	—	NA	—	—	—	—
Total	13,824	1,988	15,813	0.03%	8%	1	647	4%

(1)          Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)          Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Bank portfolio by external credit rating

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	821	20	841	0.01%	11%	—	41	5%
AA	10,562	322	10,884	0.05%	59%	3	2,535	23%
A	12,784	747	13,531	0.05%	55%	4	3,512	26%
BBB	1,107	156	1,263	0.19%	38%	1	463	37%
BB	153	—	153	1.00%	24%	—	76	50%
B	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Subtotal	25,427	1,245	26,672	0.06%	54%	8	6,627	25%
Default	4	—	5	NA	60%	4	—	—
Total	25,431	1,245	26,677	0.08%	54%	12	6,627	25%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	605	21	626	0.01%	12%	—	33	5%
AA	8,127	650	8,777	0.05%	55%	2	1,788	20%
A	8,407	825	9,232	0.05%	50%	2	2,198	24%
BBB	816	204	1,020	0.17%	42%	1	282	28%
BB	59	—	59	1.70%	30%	—	45	76%
B	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Subtotal	18,014	1,700	19,714	0.06%	51%	5	4,346	22%
Default	4	—	4	NA	60%	3	—	—
Total	18,018	1,700	19,718	0.08%	51%	8	4,346	22%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
AAA	597	23	620	0.01%	13%	—	34	5%
AA	8,050	771	8,821	0.02%	56%	1	1,323	15%
A	7,372	1,155	8,527	0.04%	57%	2	1,835	22%
BBB	699	248	947	0.17%	55%	1	426	45%
BB	86	—	86	1.69%	37%	1	74	86%
B	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Subtotal	16,804	2,197	19,001	0.04%	55%	5	3,692	19%
Default	4	—	4	NA	60%	3	—	—
Total	16,808	2,197	19,005	0.07%	55%	8	3,692	19%

(1)          Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2)          Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Residential mortgages portfolio by PD band

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	156,708	33,866	188,027	0.07%	20%	27	7,227	4%
0.10 to 0.25	29,212	12,676	42,047	0.14%	20%	12	2,715	6%
0.25 to 1.0	84,840	9,041	91,050	0.49%	20%	91	14,917	16%
1.0 to 2.5	33,261	1,770	34,806	1.50%	21%	107	12,367	36%
2.5 to 10.0	12,335	326	12,663	4.64%	20%	119	8,593	68%
10.0 to 99.99	5,723	23	5,759	29.08%	20%	336	6,226	108%
Subtotal	322,079	57,702	374,352	0.91%	20%	692	52,045	14%
Default	2,127	18	2,128	NA	21%	162	4,552	214%
Total	324,206	57,720	376,480	1.47%	20%	854	56,597	15%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	151,906	37,796	182,386	0.07%	20%	26	7,019	4%
0.10 to 0.25	24,814	11,836	36,821	0.14%	20%	10	2,363	6%
0.25 to 1.0	81,745	9,409	87,867	0.50%	20%	88	14,460	16%
1.0 to 2.5	32,054	1,827	33,576	1.51%	21%	104	11,946	36%
2.5 to 10.0	12,785	405	13,086	4.62%	20%	123	8,859	68%
10.0 to 99.99	6,024	84	6,066	29.85%	20%	363	6,612	109%
Subtotal	309,328	61,357	359,802	0.98%	20%	714	51,259	14%
Default	2,205	40	2,207	NA	21%	175	4,693	213%
Total	311,533	61,397	362,009	1.59%	20%	889	55,952	15%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	124,081	25,592	142,866	0.07%	20%	20	5,525	4%
0.10 to 0.25	41,433	13,436	52,874	0.17%	20%	18	4,014	8%
0.25 to 1.0	83,648	17,761	99,559	0.54%	20%	108	17,197	17%
1.0 to 2.5	37,041	1,878	39,033	1.76%	21%	140	15,350	39%
2.5 to 10.0	12,182	194	12,281	3.68%	20%	92	7,317	60%
10.0 to 99.99	2,656	40	2,696	27.75%	20%	151	3,012	112%
Subtotal	301,041	58,901	349,309	0.75%	20%	529	52,415	15%
Default	1,918	33	1,920	NA	21%	140	4,121	215%
Total	302,959	58,934	351,229	1.29%	20%	669	56,536	16%

Updates to Westpac’s probability of default (PD) models for Australian residential mortgages led to significant shifts across PD bands from March 2011.  The changes resulted in mortgages being more broadly spread across PD bands and a small reduction in the overall average risk weight for non-defaulted exposures.

(1) Outstandings are balances that were drawn down as at the reporting date.

(2) Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Australian credit cards portfolio by PD band

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2,506	12,187	7,538	0.05%	79%	3	194	3%
0.10 to 0.25	965	1,784	1,838	0.18%	76%	3	144	8%
0.25 to 1.0	2,083	1,544	3,072	0.58%	78%	14	623	20%
1.0 to 2.5	1,558	1,548	2,406	1.55%	77%	29	1,039	43%
2.5 to 10.0	1,525	349	1,809	4.40%	78%	61	1,622	90%
10.0 to 99.99	566	61	602	24.34%	77%	112	1,198	199%
Subtotal	9,203	17,473	17,265	1.67%	78%	222	4,820	28%
Default	110	9	111	NA	72%	75	64	58%
Total	9,313	17,482	17,376	2.30%	78%	297	4,884	28%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2,444	11,973	7,412	0.05%	79%	3	200	3%
0.10 to 0.25	879	1,646	1,695	0.18%	76%	2	133	8%
0.25 to 1.0	2,165	1,641	3,192	0.54%	78%	14	615	19%
1.0 to 2.5	1,705	1,749	2,665	1.61%	77%	33	1,183	44%
2.5 to 10.0	1,578	363	1,869	4.64%	77%	67	1,729	93%
10.0 to 99.99	582	63	618	25.31%	77%	120	1,248	202%
Subtotal	9,353	17,435	17,451	1.78%	78%	239	5,108	29%
Default	133	13	136	NA	72%	70	365	268%
Total	9,486	17,448	17,587	2.54%	78%	309	5,473	31%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	248	1,144	650	0.05%	70%	—	16	3%
0.10 to 0.25	1,574	10,553	5,602	0.22%	71%	9	477	9%
0.25 to 1.0	3,706	5,281	6,413	0.65%	71%	30	1,322	21%
1.0 to 2.5	1,991	568	2,525	1.76%	72%	32	1,122	44%
2.5 to 10.0	1,465	370	1,782	4.72%	73%	61	1,586	89%
10.0 to 99.99	691	119	747	20.68%	73%	113	1,315	176%
Subtotal	9,675	18,035	17,719	1.90%	71%	245	5,838	33%
Default	142	13	143	NA	71%	82	255	179%
Total	9,817	18,048	17,862	2.69%	71%	327	6,093	34%

(1) Outstandings are balances that were drawn down as at the reporting date.

(2) Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Other retail portfolio by PD band

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	3	1	4	0.04%	78%	—	—	—
0.10 to 0.25	321	600	724	0.16%	49%	1	132	18%
0.25 to 1.0	1,405	1,436	2,038	0.52%	68%	7	1,069	52%
1.0 to 2.5	4,074	635	4,364	1.73%	64%	50	3,638	83%
2.5 to 10.0	1,332	469	1,477	5.48%	73%	59	1,704	115%
10.0 to 99.99	777	81	820	25.83%	68%	146	1,249	152%
Subtotal	7,912	3,222	9,427	4.03%	65%	263	7,792	83%
Default	124	19	126	NA	69%	71	237	188%
Total	8,036	3,241	9,553	5.30%	66%	334	8,029	84%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	2	1	2	0.05%	80%	—	—	—
0.10 to 0.25	329	571	716	0.16%	50%	1	132	18%
0.25 to 1.0	1,380	1,722	1,969	0.52%	69%	7	1,041	53%
1.0 to 2.5	3,806	1,278	4,066	1.73%	65%	46	3,420	84%
2.5 to 10.0	1,323	679	1,468	5.40%	73%	58	1,698	116%
10.0 to 99.99	851	213	895	26.97%	69%	168	1,376	154%
Subtotal	7,691	4,464	9,116	4.41%	66%	280	7,667	84%
Default	149	47	151	NA	69%	83	301	199%
Total	7,840	4,511	9,267	5.97%	66%	363	7,968	86%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	14	101	114	0.10%	62%	—	18	16%
0.10 to 0.25	2	58	12	0.25%	68%	—	4	33%
0.25 to 1.0	1,260	2,080	1,894	0.55%	68%	7	1,020	54%
1.0 to 2.5	3,330	913	3,537	1.66%	65%	38	2,948	83%
2.5 to 10.0	1,680	648	1,832	4.42%	73%	59	2,065	113%
10.0 to 99.99	719	143	757	23.69%	70%	126	1,161	153%
Subtotal	7,005	3,943	8,146	4.05%	68%	230	7,216	89%
Default	137	30	138	NA	69%	75	325	235%
Total	7,142	3,973	8,284	5.64%	68%	305	7,541	91%

(1) Outstandings are balances that were drawn down as at the reporting date.

(2) Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Small business portfolio by PD band

30 September 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	32	31	64	0.07%	20%	—	3	5%
0.10 to 0.25	50	163	155	0.15%	74%	—	40	26%
0.25 to 1.0	2,770	1,303	4,145	0.51%	41%	9	1,286	31%
1.0 to 2.5	3,254	125	3,329	1.47%	38%	18	1,597	48%
2.5 to 10.0	1,606	333	1,840	3.70%	23%	17	633	34%
10.0 to 99.99	251	7	265	29.01%	35%	27	221	83%
Subtotal	7,963	1,962	9,798	2.20%	37%	71	3,780	39%
Default	169	8	176	NA	29%	26	452	257%
Total	8,132	1,970	9,974	3.92%	37%	97	4,232	42%

31 March 2011		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	25	27	52	0.07%	20%	—	2	4%
0.10 to 0.25	45	150	141	0.15%	74%	—	37	26%
0.25 to 1.0	2,606	1,254	3,931	0.51%	43%	9	1,271	32%
1.0 to 2.5	3,184	133	3,257	1.46%	39%	18	1,577	48%
2.5 to 10.0	1,451	304	1,663	3.67%	22%	15	565	34%
10.0 to 99.99	254	6	264	29.60%	33%	26	210	80%
Subtotal	7,565	1,874	9,308	2.22%	38%	68	3,662	39%
Default	187	9	194	NA	30%	35	499	257%
Total	7,752	1,883	9,502	4.22%	38%	103	4,161	44%

30 September 2010		Committed	Exposure	Probability	Loss Given	Regulatory	Risk Weighted	Average Risk
$m	Outstandings(1)	Undrawn(2)	at Default	of Default	Default	Expected Loss	Assets	Weight
0.0 to 0.10	695	171	710	0.08%	43%	—	73	10%
0.10 to 0.25	816	260	1,076	0.18%	43%	1	187	17%
0.25 to 1.0	2,593	824	3,353	0.51%	24%	4	564	17%
1.0 to 2.5	1,865	204	2,024	1.99%	32%	13	872	43%
2.5 to 10.0	445	186	529	4.69%	32%	7	259	49%
10.0 to 99.99	755	20	776	12.37%	45%	42	654	84%
Subtotal	7,169	1,665	8,468	2.13%	32%	67	2,609	31%
Default	208	12	206	NA	27%	36	407	198%
Total	7,377	1,677	8,674	4.46%	32%	103	3,016	35%

(1) Outstandings are balances that were drawn down as at the reporting date and include certain off-balance sheet items.

(2) Committed undrawn balances are committed exposures that were not drawn down as at the reporting date.

Credit Quality

The 2011 financial year has been a period of improving asset quality with key metrics and early indicators showing signs of improvement. In particular we have seen:

•                  Upgrades of facilities out of stress and back to performing have risen;

•                  Resolution is being reached on a number of impaired loans, which has involved some write-backs; and

•                  Impairment charges continue to decline.

The improvement in asset quality can be traced back to the progress in the operating environment since 2009, the strengthening of consumer and business balance sheets, and the intensive management of the portfolio over the year.

Actual losses

30 September 2011	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions(1)	Recoveries	12 months ended
Corporate	6	1	245	—	252
Business lending	60	16	266	(8)	334
Sovereign	—	—	—	—	—
Bank	—	—	—	—	—
Residential mortgages	25	2	102	(2)	127
Australian credit cards	349	—	—	(23)	326
Other retail	217	4	1	(23)	199
Small business	36	2	24	(2)	60
Specialised lending	8	5	474	(1)	486
Securitisation	—	—	—	—	—
Standardised	8	—	76	(1)	83
Total	709	30	1,188	(60)	1,867

31 March 2011	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions(1)	Recoveries	6 months ended
Corporate	2	1	124	—	127
Business lending	22	9	67	(3)	95
Sovereign	—	—	—	—	—
Bank	—	—	—	—	—
Residential mortgages	7	—	34	—	41
Australian credit cards	166	—	—	(16)	150
Other retail	96	—	—	(16)	80
Small business	19	1	9	(2)	27
Specialised lending	4	4	67	(1)	74
Securitisation	—	—	—	—	—
Standardised	6	—	67	—	73
Total	322	15	368	(38)	667

30 September 2010	Write-offs	Legal and	Write-offs from		Actual Losses for the
$m	direct	recovery costs	provisions(1)	Recoveries	12 months ended
Corporate	7	1	133	—	141
Business lending	17	8	154	(10)	169
Sovereign	—	—	—	—	—
Bank	—	—	—	—	—
Residential mortgages	18	1	112	(2)	129
Australian credit cards	336	1	—	(13)	324
Other retail	220	1	1	(16)	206
Small business	40	3	19	(4)	58
Specialised lending	3	7	260	(3)	267
Securitisation	—	—	—	—	—
Standardised	4	—	5	(3)	6
Total	645	22	684	(51)	1,300

(1) Write-offs from individually assessed provisions.

Regulatory expected losses and actual losses

The following tables compare regulatory expected losses at 30 September 2010, 31 March 2010 and 30 September 2009 to actual losses for the 12 month period following such dates for those Advanced IRB portfolios where regulatory expected losses are calculated.

				Actual Losses
	Regulatory Expected Loss at 30 September 2010			for the 12 months ended
$m	Non-defaulted	Defaulted	Total	30 September 2011
Corporate	593	473	1,066	252
Business lending	537	426	963	334
Sovereign	1	—	1	—
Bank	5	3	8	—
Residential mortgages	529	140	669	127
Australian credit cards	245	82	327	326
Other retail	230	75	305	199
Small business	67	36	103	60
Specialised lending	861	1,670	2,531	486
Total	3,068	2,905	5,973	1,784

				Actual Losses
	Regulatory Expected Loss at 31 March 2010			for the 12 months ended
$m	Non-defaulted	Defaulted	Total	31 March 2011
Corporate	497	351	848	263
Business lending	362	237	599	210
Sovereign	1	—	1	—
Bank	4	4	8	—
Residential mortgages	383	109	492	130
Australian credit cards	207	64	271	361
Other retail	140	54	194	221
Small business	71	41	112	55
Specialised lending	516	538	1,054	331
Total	2,181	1,398	3,579	1,571

				Actual Losses
	Regulatory Expected Loss at 30 September 2009(1)			for the 12 months ended
$m	Non-defaulted	Defaulted	Total	30 September 2010
Corporate	529	269	798	141
Business lending	339	199	538	169
Sovereign	1	—	1	—
Bank	6	4	10	—
Residential mortgages	312	104	416	129
Australian credit cards	192	66	258	324
Other retail	131	37	168	206
Small business	87	35	122	58
Specialised lending	479	441	920	267
Total	2,076	1,155	3,231	1,294

The purpose of these tables is to provide insight into the quality of regulatory expected loss as a predictor of actual losses. Reasons why such comparisons need to be made carefully include:

•     Estimates of LGD included in the regulatory expected loss figure for non defaulted exposures include discounting of future cash flows while actual loss has no discounting;

•    Workout times for some transaction-managed portfolios will exceed 12 months meaning that the actual losses reported in any 12 month period may not relate to customers that defaulted in that year; and

•     Regulatory expected loss for defaulted exposures is not a predictor of future impairment charges because it is derived from incurred losses for defaulted exposures assessed using the A-IFRS methodology and already recognised in profit or loss.

(1) Figures have been revised since Westpac’s September 2010 Pillar 3 report.

CREDIT RISK MITIGATION

This section describes the way in which the Westpac Group reduces its credit risk by using collateral, guarantees or credit derivatives.

Approach

Westpac recognises credit risk mitigation only when formal legal documentation is held that establishes Westpac’s direct, irrevocable and unconditional recourse to the collateral or to an unrelated credit risk mitigation provider. The minimum standards to be met so that credit risk mitigation can be recognised are embodied in Westpac’s credit rules and policies. All proposals for risk mitigation require a formal submission confirming compliance with these standards, for approval by an authorised credit officer. Authorised credit officer approval is also required for existing risk mitigation to be discontinued or withdrawn.

The amount of credit risk mitigation recognised is the face value of the mitigation instrument, which is adjusted by the application of discounts for any maturity and/or currency mismatch with the underlying obligation, so that a discounted amount is recognised when calculating the residual exposure after mitigation.

For regulatory capital purposes Westpac addresses credit risk mitigation as follows:

•     exposures secured by cash, eligible financial collateral or where protection is bought via credit linked notes, provided the proceeds are invested in either cash or eligible financial collateral, are included at the gross value, with risk weighted assets for the portion thus secured calculated by applying a 5% LGD;

•     exposures that are mitigated by way of eligible guarantees, standby letters of credit or similar instruments, where Westpac has direct recourse to an unrelated third party on default or non-payment by the customer, or credit protection bought via credit default swaps where Westpac is entitled to recover either full principal or credit losses on occurrence of defined credit events, are treated under double default rules where the protection provider is a financial firm rated A or better; and

•     exposures that are mitigated by way of guarantees, letters of credit, credit default swaps or similar instruments, where the eligibility criteria for double default treatment are not met, are treated under the substitution approach.

Structure and organisation

The business unit responsible for managing the overall risk in Westpac’s corporate, sovereign and bank credit portfolios, Westpac Institutional Bank, uses a variety of instruments, including securitisation and single name credit default swaps, to manage loan and counterparty risk. Westpac Institutional Bank includes a dedicated portfolio trading desk with the specific mandate of actively monitoring the underlying exposure and the offsetting hedge book.

Risk reporting

Monthly reports are issued, which detail risk mitigated facilities where the mitigation instruments mature within 30 to 90 days. An independent operational unit supervises this process to ensure that the relevant business and credit risk management units’ decisions are taken and actions implemented in a timely fashion.

Specific reporting is maintained and monitored on the matching of hedges with underlying facilities, with any adjustments to hedges (e.g. unwinds or extensions) managed dynamically.

Netting

Risk reduction by way of current account set-offs is recognised for exposures to creditworthy customers domiciled in Australia and New Zealand only. Customers are required to enter into formal agreements giving Westpac the unfettered right to set-off gross credit and debit balances in their nominated accounts to determine Westpac’s net exposure within each of these two jurisdictions. Cross-border set-offs are not permitted.

Close-out netting is undertaken for off-balance sheet financial market transactions with counterparties with whom Westpac has entered into master netting agreements which allow such netting in specified jurisdictions. Close-out netting effectively aggregates pre-settlement risk exposure at time of default, thus reducing overall exposure.

Collateral valuation and management

Westpac revalues all financial markets and associated collateral positions on a daily basis to monitor the net risk position, and has formal processes in place so that calls for collateral top-up or exposure reduction are made promptly. An independent operational unit has responsibility for monitoring these positions. The collateralisation arrangements are documented via the Support Annex of the International Swaps and Derivatives Association (ISDA) dealing agreement.

Types of collateral taken

Westpac recognises the following as eligible collateral for credit risk mitigation by way of risk reduction:

•     cash (primarily in Australian dollars (AUD), New Zealand dollars (NZD), US dollars (USD), Canadian dollars (CAD), British pounds (GBP), or Euro (EUR));

•     bonds issued by Australian Commonwealth, State and Territory governments or their Public Sector Enterprises, provided these attract a zero risk-weighting under Australian Prudential Standard (APS) 112;

•     securities issued by other specified AA-/Aa3 rated sovereign governments; and

•     credit-linked notes (provided the proceeds are invested in cash or other eligible collateral described above).

Guarantor/credit derivative counterparties

For mitigation by risk transfer, Westpac only recognises unconditional irrevocable guarantees or standby letters of credit issued by, or eligible credit derivative protection bought from, the following entities provided they are not related to the underlying obligor:

•     sovereign entities;

•     public sector entities in Australia and New Zealand;

•     authorised deposit taking institutions and overseas banks; and

•     other entities with a minimum risk grade equivalent of ‘A3’/ ‘A-’.

Market and/or credit risk concentrations

When Westpac uses credit risk mitigation techniques to reduce counterparty exposure, limits are applied to both gross (i.e. pre- mitigation) and net exposure.

Furthermore, exposure is recorded against the provider of any credit risk mitigation and a limit framework prevents excessive concentration to such counterparties.

All exposures to risk transfer counterparties are separately approved under Westpac’s usual credit approval process, with the amount and tenor of mitigation recorded against the counterparty in Westpac’s exposure management systems. The credit quality of mitigation providers is reviewed regularly in accordance with Westpac’s usual periodic review processes.

Market risks arising from credit risk mitigation activities are managed similarly to market risks arising from any other trading activities.

These risks are managed under either the market risk banking book or trading book frameworks as appropriate.

Total exposure covered by collateral, credit derivatives and guarantees(1)

				Total exposure for		Credit Risk Mitigants
30 September 2011	Total before	Impact of credit	Total after	which some credit	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation(2)	mitigation	risk is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	92,651	(262)	92,389	3,954	2,402	27	235
Sovereign	35,034	—	35,034	294	—	294	—
Bank	26,415	262	26,677	10,415	6,140	188	997
Standardised	—	—	—	—	—	—	—
Total	154,100	—	154,100	14,663	8,542	509	1,232

				Total exposure for		Credit Risk Mitigants
31 March 2011	Total before	Impact of credit	Total after	which some credit	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation(2)	mitigation	risk is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	90,651	(433)	90,218	4,869	2,750	27	406
Sovereign	17,977	—	17,977	415	6	396	—
Bank	19,285	433	19,718	6,318	1,397	221	1,315
Standardised	—	—	—	—	—	—	—
Total	127,913	—	127,913	11,602	4,153	644	1,721

				Total exposure for		Credit Risk Mitigants
30 September 2010	Total before	Impact of credit	Total after	which some credit	Eligible Financial	Covered by	Covered by
$m	mitigation	mitigation(2)	mitigation	risk is mitigated	Collateral	Guarantees	Credit Derivatives
Corporate	91,455	(463)	90,992	4,962	2,860	53	410
Sovereign	15,813	—	15,813	250	—	250	—
Bank	18,542	463	19,005	4,172	901	169	1,432
Standardised	—	—	—	—	—	—	—
Total	125,810	—	125,810	9,384	3,761	472	1,842

(1)   Includes Corporate, Business Lending, and Bank exposures only for portfolios formerly originated by St.George Bank.

(2)   Impact of credit mitigation under the substitution approach.

COUNTERPARTY CREDIT RISK

This section describes Westpac’s exposure to credit risk arising from its financial markets business.

Approach

Westpac’s process for managing derivatives and counterparty credit risk is based on its assessment of the potential future credit risk Westpac is exposed to when dealing in derivatives products and securities financing transactions. Westpac simulates future market rates by imposing shocks on market prices and rates, and assessing the effect these shocks have on the mark-to-market value of Westpac’s positions. These simulated exposure numbers are then checked against pre-settlement risk limits that are set at the counterparty level.

Structure and organisation

The Financial Markets (FM) and Treasury Credit management team is charged with managing the counterparty credit exposure arising from derivatives and treasury products.

Risk reporting

Westpac actively reassesses and manages the counterparty credit exposure sourced from the derivatives business via an end-of-day Monte Carlo simulation of the derivatives portfolio that updates forecasts of potential future credit exposure for movements in market rates. This information is then loaded against the FM credit limit management system. Limit violations or excesses are segregated in a report, which is actioned under strict timeframes by credit managers.

Risk mitigation

Mitigation is achieved in a number of ways:

•     the limit system monitors for breaches of the pre-determined limits, with any excesses being immediately notified to credit officers;

•     Westpac has collateral agreements with its largest counterparties. The market value of the counterparty’s portfolio is used to recalculate the credit position at each end of day, with collateral being called for when certain pre-set limits are met;

•     credit derivatives are used to mitigate credit exposure against certain counterparties;

•     incorporating right-to-break in Westpac’s contracts, effectively reducing the tenor of the risk;

•     signing ISDA netting agreements, thus allowing the exposure across a portfolio of trades to be netted;

•     regular marking to market and settling of the foreign exchange components of foreign exchange reset contracts; and

•     downgrade triggers in documentation that, if breached, require the counterparty to provide collateral.

Credit limits

The risk management methodology for counterparty derivatives exposures is similar to the credit methodology for transaction-managed loans. The main difference is in the estimation of the EAD for derivative exposures.

EAD for derivative exposures is based on expected future exposure (EFE). EFE is calculated as the average of all positive to market values. EFE calculation takes into account eligible netting agreements. All EFE exposures are scaled up in order to capture the dependency between market values of transactions across counterparties, and the correlation between market and credit risks.

Counterparty credit limits are approved on an uncommitted and unadvised basis by authorised credit officers. This follows an evaluation of each counterparty’s credit worthiness and establishing an agreed credit risk appetite for the nature and extent of prospective business.

Securing collateral and establishing credit reserves

Most collateral agreements negotiated by Westpac require daily reassessment of exposure positions in order to determine whether additional collateral must be called for. Under this process, the market value of the customer’s portfolio is assessed daily with demands being sent out by the collateral team on the following day. The collateral received is subject to ‘haircuts’ (discounted values), depending on type and maturity.

Wrong-way risk exposures

Wrong-way risk exposures using credit derivatives are controlled by only buying protection from highly rated counterparties. Wrong-way risk exposures refer to derivative transactions for which there is significant positive dependency between counterparty’s default and the mark-to-market value of the transaction. There should be no obvious correlation between the protection seller and the customer (e.g. bought protection covering a government risk should not be bought from a bank or entity controlled or owned by that government). All transactions, including credit derivatives, are assessed by an authorised credit officer who has the right to decline any transaction where they feel there is an unacceptably high correlation between ability to perform under the trade and the performance of the underlying counterparty.

Consequences of a downgrade in Westpac’s credit rating(1)

Where an outright threshold and minimum transfer amount are agreed, there will not be any impact on the amount of collateral posted by Westpac in the event of a credit rating downgrade. Where the threshold and minimum transfer amount are tiered according to credit rating, the impact of Westpac being downgraded below its current credit rating would be: for a one notch downgrade, postings of $143m; while for a two notch downgrade, postings would be $550m.

(1)   Credit rating downgrade postings are cumulative.

SECURITISATION

A securitisation is a financial structure where the cash flow from a pool of assets is used to service obligations to at least two different tranches or classes of creditors (typically holders of debt securities), with each class or tranche reflecting a different degree of credit risk (i.e. one class of creditors is entitled to receive payments from the pool before another class of creditors).

Securitisation transactions are generally grouped into two broad categories:

•     traditional or true sale securitisations, which involve the legal transfer of ownership of the underlying asset pool to a third party; and

•    synthetic transactions, where the ownership of the pool remains with the originator and only the credit risk of the pool is transferred to a third party, using credit derivatives or guarantees.

Approach

Westpac’s involvement in securitisation activities ranges from a seller of its own assets to an investor in third-party transactions and includes the provision of securitisation services and funding for clients, including clients wishing to access capital markets.

Securitisation of Westpac originated assets - Securitisation is a funding, liquidity and capital management tool. It allows Westpac the ability to liquefy a pool of assets and increase the Group’s wholesale funding capacity. Westpac may provide arm’s length facilities to the securitisation vehicles. The facilities entered into typically include the provision of liquidity, funding, underwriting and derivative contracts.

Westpac has entered into on balance sheet securitisation transactions whereby loans originated by Westpac are transformed into stocks of saleable mortgage backed securities and held in the originating bank’s liquid asset portfolio. These ‘self securitisations’ do not change risk weighted assets.(1)

Securitisation in the management of Westpac’s credit portfolio - Westpac uses securitisation, including portfolio credit default swaps, to manage its corporate and institutional loan and counterparty credit risk portfolios. Single name credit default swaps are not treated as securitisations but as credit risk mitigation facilities. Transactions are entered into to manage counterparty credit risk or concentration risks.

Provision of securitisation services, including funding and management of conduit vehicles - Westpac provides services to clients wishing to access asset-backed financing through securitisation. Those services include access to the Asset Backed Commercial Paper Market through Waratah, the Westpac-sponsored securitisation conduit; the provision of warehouse and term funding of securitised assets on Westpac’s balance sheet; and arranging Asset-Backed Bond issues. Crusade is a securitisation conduit that holds investments in investment grade rated bonds. Westpac provides facilities to Waratah and Crusade including liquidity, funding, underwriting, credit enhancement and derivative contracts.

Westpac’s role in the securitisation process

Securitisation activity	Role played by Westpac
Securitisation of Westpac originated assets	• Asset originator • Facility provider • Servicer	• Swap provider • Trust manager • Note holder

Securitisation in the management of Westpac’s credit portfolio	• Hedger - protection purchaser • Investor - protection seller • Investor - purchaser of securitisation exposures

Provision of securitisation services including funding and management of conduit vehicles	• Arranger • Bond distributor • Credit enhancement provider • Funder	• Liquidity facility provider • Servicer • Swap counterparty

(1)   The credit exposures of the underlying loans are measured in accordance with APS 113.

Key Objectives

Securitisation of Westpac originated assets - The securitisation of Westpac’s own assets provides funding diversity, assists in capital management and is a core tool of liquidity management.

Securitisation in the management of Westpac’s credit portfolio - Westpac acts as principal in transactions and will buy and sell protection in order to meet its portfolio management objectives. Westpac also purchases securitisation exposures in order to earn income. All securitisation activity must follow Westpac’s credit approval processes.

Provision of securitisation services including funding and management of conduit vehicles - Westpac receives market-based fees in return for its services as servicer, swap counterparty, arranger and facility provider and programme fees, interest margins and bond distribution fees on warehouse and term funding facilities.

Structure and organisation

Securitisation of Westpac originated assets - Westpac’s Treasury operation is responsible for all Westpac originated securitisation activity including funding, liquidity and capital management.

Securitisation in the management of Westpac’s credit portfolio - Westpac’s exposure arising from securitisation, including portfolio hedging, is managed by Westpac Institutional Bank (WIB) and integrated within Westpac’s standard risk reporting and management systems.

Provision of securitisation services including funding and management of conduit vehicles - These services are provided by WIB and include the provision of liquidity, credit enhancement, funding and derivative facilities and servicer and arranger services.

Risk reporting

Credit exposure - Funding, liquidity, credit enhancement and redraw facilities, swap arrangements and counterparty exposures are captured and monitored in key source systems along with other facilities/derivatives entered into by Westpac.

Operational risk exposure - The operational risk review process for Westpac includes the identification of risks, controls and key performance indicators in relation to all securitisation activity and services provided by Westpac or any of its subsidiaries.

Market risk exposure - Exposures arising from transactions with securitisation conduits and other counterparties are captured as part of Westpac’s traded and non-traded market risk reporting and limit management framework.

Liquidity risk exposure - Exposure to and the impact of securitisation transactions are managed under the Liquidity Risk Management framework and are integrated into routine reporting for capital and liquidity positions, net interest margin analysis, balance sheet forecasting and funding scenario testing. The annual funding plan incorporates consideration of overall liquidity risk limits and the securitisation of Westpac originated assets.

Risk mitigation

Securitisation of Westpac originated assets - The interest rate and basis risks generated by Westpac’s hedging arrangements to each securitisation trust are captured and managed within Westpac’s asset and liability management framework. The liquidity risk generated by Westpac’s liquidity and redraw facilities to each securitisation trust is captured and managed in accordance with the Group’s liquidity management policies along with all other contingent liquidity facilities.

Securitisation in the management of Westpac’s corporate and institutional credit portfolio - Transactions are approved in accordance with Westpac’s credit risk mitigation policy (see pages 48 and 49).

Provision of securitisation services including funding and management of conduit vehicles - All securitisation transactions are approved within the context of a securitisation credit policy that sets detailed transaction-specific guidelines that regulate servicer counterparty risk appetite, transaction tenor, asset class, third party credit support and portfolio quality. This policy is applied in conjunction with other credit and market risk policies that govern the provision of derivative and other services that support securitisation transactions. In particular, credit hedging transactions are subject to credit risk mitigation policy (see pages 48 and 49). Any interest rate or currency hedging is subject to counterparty credit risk management (see pages 51 and 52) and market risk management (see pages 61 and 62) policies and processes.

Regulatory capital approaches

The regulatory capital treatment of all securitisation exposures is undertaken in accordance with APS 120 Securitisation. The approaches employed include the Ratings-Based Approach (RBA), where the regulator provides risk-weights that are matched to external credit ratings, and the Internal Assessment Approach (IAA), which largely mirrors the RBA. The Supervisory Formula (SF), which determines a capital charge based on the attributes of the securitisation structure through an industry standard formula with pre-determined parameters, is used where the RBA and IAA are deemed inappropriate.

Securitisation of Westpac originated assets - The assets sold by Westpac to a securitisation trust are excluded from Westpac’s calculation of risk-adjusted assets if the requirements of APS 120 are satisfied. Westpac applies the RBA when determining regulatory capital treatments for these securitisation exposures.

In instance, where insufficient risk transfer is achieved by the transaction for regulatory purposes, capital calculation is performed on the underlying asset pool while the facilities provided to such securitisation vehicles do not attract regulatory capital charges as per APS 120.

Securitisation in the management of Westpac’s credit portfolio - Unless Westpac makes an election under APS 120, the underlying assets subject to synthetic securitisation are excluded from Westpac’s calculation of risk adjusted assets. They are replaced with the risk-weight of the applicable securitisation instrument, usually a credit default swap or underlying cash collateral. Westpac applies the Standardised approach, the RBA and the SF when determining regulatory capital treatments for securitisation exposures arising from the management of its credit portfolio.

Provision of securitisation services including funding and management of conduit services - Westpac applies the RBA and the IAA methodology when determining regulatory capital requirements for the facilities associated with the provision of securitisation services to the Waratah securitisation conduit. Regulatory capital for the Crusade securitisation conduit is determined in accordance with APS113 pursuant to APS120, Attachment B, Paragraph 23 (Maximum Capital Provision).

The regulatory capital treatment of these derivatives for securitisation exposures is currently undertaken in accordance with APS 113 pending resolution of issues relating to the practical application of APS 120 to this exposure. The difference in regulatory capital calculations using APS 120 and APS 113 is immaterial.

The External Credit Assessment Institutions that can be used by Westpac for securitisations are Standard & Poor’s, Moody’s and Fitch.

Westpac’s accounting policies for securitisation activities

Securitisation of Westpac originated assets - The assets sold by Westpac to a securitisation trust remain on Westpac’s balance sheet for accounting purposes.

Securitisation in the management of Westpac’s credit portfolio - For risk mitigation using synthetic securitisation, the underlying assets remain on Westpac’s balance sheet for accounting purposes. The accounting treatment of the assets will depend on their nature. They could include loans and receivables, available for sale securities or derivatives. The most common form of synthetic securitisation is via a credit default swap, which is treated as a derivative and recognised in the profit and loss statement at fair value.

For investment in securitisation exposures, if the instrument includes a credit default swap, the exposure will be fair valued through the profit and loss statement. Other securitisation exposures will be fair valued through the balance sheet unless Westpac makes an election at the time of purchase to fair value through the profit and loss statement.

Provision of securitisation services including funding and management of conduit vehicles - Fee income from these services is recognised on an accrual basis. Liquidity and funding facilities are treated as commitments to provide finance, with fee and margin income recognised on an accrual basis. Warehouse and term funding facilities are treated as loans.

Exposure at Default by exposure type

This table shows Westpac’s credit risk exposure arising from its participation in the securitisation business(1).

30 September 2011	Originated	Credit portfolio	Provision of	Total Exposure
$m	assets	management	services	at Default
Liquidity facilities	71	—	5,706	5,777
Funding facilities	166	—	10,563	10,729
Underwriting facilities	—	—	33	33
Credit enhancements	—	—	295	295
Derivative transactions	514	—	—	514
Other	—	2,064	898	2,962
Total	751	2,064	17,495	20,310

31 March 2011	Originated	Credit portfolio	Provision of	Total Exposure
$m	assets	management	services	at Default
Liquidity facilities	71	—	4,908	4,979
Funding facilities	170	—	10,578	10,748
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	304	304
Derivative transactions	672	—	—	672
Other	—	1,825	177	2,002
Total	913	1,825	15,967	18,705

30 September 2010	Originated	Credit portfolio	Provision of	Total Exposure
$m	assets	management	services	at Default
Liquidity facilities	91	—	4,149	4,240
Funding facilities	200	—	10,815	11,015
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	263	263
Derivative transactions	433	—	—	433
Other	—	1,728	94	1,822
Total	724	1,728	15,321	17,773

(1)          Geographic, industry and maturity breakdowns for securitisation exposures have been provided in the credit risk exposures section of this report beginning on page 21.

Exposure at Default by risk weight band

This table shows credit risk exposure arising from participation in the securitisation business broken down by risk weight bands.

30 September 2011	Originated	Credit portfolio	Provision of	Total Exposure	Total Risk
$m	assets	management	services	at Default	Weighted Assets
Less than or equal to 10%	—	1,611	3,556	5,167	389
Greater than 10 - 20%	751	361	12,322	13,434	2,074
Greater than 20 - 30%	—	62	—	62	15
Greater than 30 - 50%	—	—	755	755	348
Greater than 50 - 75%	—	10	446	456	337
Greater than 75 - 100%	—	—	272	272	272
Greater than 100 - 250%	—	—	—	—	—
Greater than 250 - 425%	—	—	—	—	—
Greater than 425 - 650%	—	—	102	102	664
Other	—	—	—	—	—
Deductions	—	20	42	62	—
Total	751	2,064	17,495	20,310	4,099

31 March 2011	Originated	Credit portfolio	Provision of	Total Exposure	Total Risk
$m	assets	management	services	at Default	Weighted Assets
Less than or equal to 10%	—	1,510	1,119	2,629	184
Greater than 10 - 20%	913	108	13,077	14,098	2,212
Greater than 20 - 30%	—	—	—	—	—
Greater than 30 - 50%	—	29	1,233	1,262	519
Greater than 50 - 75%	—	68	46	114	78
Greater than 75 - 100%	—	—	271	271	271
Greater than 100 - 250%	—	73	17	90	117
Greater than 250 - 425%	—	8	—	8	21
Greater than 425 - 650%	—	—	127	127	828
Other	—	—	—	—	—
Deductions	—	29	77	106	—
Total	913	1,825	15,967	18,705	4,230

30 September 2010	Originated	Credit portfolio	Provision of	Total Exposure	Total Risk
$m	assets	management	services	at Default	Weighted Assets
Less than or equal to 10%	724	1,439	434	2,597	162
Greater than 10 - 20%	—	75	12,421	12,496	1,922
Greater than 20 - 30%	—	—	—	—	—
Greater than 30 - 50%	—	91	1,842	1,933	841
Greater than 50 - 75%	—	—	24	24	17
Greater than 75 - 100%	—	78	268	346	327
Greater than 100 - 250%	—	—	17	17	43
Greater than 250 - 425%	—	8	151	159	675
Greater than 425 - 650%	—	—	95	95	615
Other	—	—	—	—	—
Deductions	—	37	69	106	NA
Total	724	1,728	15,321	17,773	4,602

Exposures deducted from capital

This table shows securitisation exposures required to be deducted from capital under APS120 by type of underlying asset.(1),(2)

	30 September	31 March	30 September
$m	2011	2011	2010
Residential mortgages	10	19	8
Credit cards	—	—	—
Auto and equipment finance	—	3	5
Business lending	—	—	—
Other	52	84	93
Total	62	106	106

Securitisations subject to early amortisation treatment

There are no securitisations subject to early amortisation treatment.

New facilities provided to securitisation schemes

This table shows the notional amount of new facilities provided to securitisation schemes for the relevant period.

	For the 12 mth period ended
30 September 2011	Originated	Credit portfolio	Provision of	Total
$m	assets(3)	management	services	Amount
Liquidity facilities	62	—	26	88
Funding facilities	22	—	156	178
Underwriting facilities	—	—	8	8
Credit enhancements	—	—	3	3
Derivative transactions	8,707	—	1,112	9,819
Other	—	—	811	811
Total	8,791	—	2,116	10,907

	For the 6 mth period ended
31 March 2011	Originated	Credit portfolio	Provision of	Total
$m	assets(3)	management	services	Amount
Liquidity facilities	17	—	474	491
Funding facilities	10	—	1,097	1,107
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	—	—
Derivative transactions	1,000	—	—	1,000
Other	—	—	100	100
Total	1,027	—	1,671	2,698

	For the 12 mth period ended
30 September 2010	Originated	Credit portfolio	Provision of	Total
$m	assets(3)	management	services	Amount
Liquidity facilities	20	—	115	135
Funding facilities	20	—	2,007	2,027
Underwriting facilities	—	—	—	—
Credit enhancements	—	—	—	—
Derivative transactions	4,639	—	—	4,639
Other	—	—	—	—
Total	4,679	—	2,122	6,801

(1)          Capital deductions for securitisation exposures are taken 50% from Tier 1 capital and 50% from Tier 2 capital.

(2)          At 30 September 2011 the deduction for capitalised start up, establishment and other securitisation costs was $7m ($8m as at 31 March 2011 and $8m as at 30 September 2010), which forms part of the capital deduction for capitalised expenditure shown in the capital structure on page 12.

(3)          All new facilities provided to Westpac originated asset securitisation schemes for the current period relate to both traditional and self securitisations.

Summary of assets securitised

This table shows outstanding securitisation exposures for Westpac originated assets by underlying asset type. It includes the amount of impaired and past due assets, along with any losses recognised by the Westpac Group during the current period.

Securitised assets are held in securitisation trusts. Trusts to which assets have been transferred in accordance with APS 120 do not form part of the Level 2 consolidated Group. Self securitisation trusts remain consolidated at Level 2 and the assets transferred to these trusts are risk weighted in accordance with APS 113.

	Total outstanding					Westpac
30 September 2011	Traditional	Synthetic	Self	Impaired	Past due	recognised
$m	Securitisation	Securitisation	Securitisation	loans	assets	losses
Residential mortgages	12,184	—	38,122	17	151	—
Credit cards	—	—	—	—	—	—
Auto and equipment finance	151	—	—	1	1	—
Business lending	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total	12,335	—	38,122	18	152	—

	Total outstanding					Westpac
31 March 2011	Traditional	Synthetic	Self	Impaired	Past due	recognised
$m	Securitisation	Securitisation	Securitisation	loans	assets	losses
Residential mortgages	11,612	—	33,432	12	176	—
Credit cards	—	—	—	—	—	—
Auto and equipment finance	241	—	—	3	2	—
Business lending	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total	11,853	—	33,432	15	178	—

	Total outstanding					Westpac
30 September 2010	Traditional	Synthetic	Self	Impaired	Past due	recognised
$m	Securitisation	Securitisation	Securitisation	loans	assets	losses
Residential mortgages	12,274	—	37,918	17	132	—
Credit cards	—	—	—	—	—	—
Auto and equipment finance	400	—	—	3	1	—
Business lending	—	—	—	—	—	—
Other	—	—	—	—	—	—
Total	12,674	—	37,918	20	133	—

Underlying exposures originated into securitisation schemes

This table shows assets transferred into securitisation schemes by underlying asset type for the relevant period.

30 September 2011	Amount securitised for the	Recognised gain or
$m	6 months ended(1)	loss on sale
Residential mortgages	10,691	—
Credit cards	—	—
Auto and equipment finance	—	—
Business lending	—	—
Other	—	—
Total	10,691	—

31 March 2011	Amount securitised for the	Recognised gain or
$m	6 months ended(2)	loss on sale
Residential mortgages	993	—
Credit cards	—	—
Auto and equipment finance	—	—
Business lending	—	—
Other	—	—
Total	993	—

30 September 2010	Amount securitised for the	Recognised gain or
$m	6 months ended(2)	loss on sale
Residential mortgages	6,605	—
Credit cards	—	—
Auto and equipment finance	—	—
Business lending	—	—
Other	—	—
Total	6,605	—

(1)          Exposures originated into securitisations include both traditional and self securitisations.

(2)          All exposures originated into securitisations for the period relate to self securitisations.

MARKET RISK

Westpac’s exposure to market risk arises out of its Financial Markets and Treasury trading activities. This is quantified for regulatory capital purposes using both the standard method and the internal model approach, details of which are provided below.

Approach

Trading activities are controlled by a Board-approved market risk framework that incorporates a Board-approved value at risk (VaR) limit. VaR is the primary mechanism for measuring and controlling market risk. Market risk is managed using VaR and structural risk limits (including volume limits and basis point value limits) in conjunction with scenario analysis and stress testing. Market risk limits are allocated to business management based upon business strategies and experience, in addition to the consideration of market liquidity and concentration risk. All trades are fair valued daily, using independently sourced or reviewed rates. Rates that have limited independent sources are reviewed at least on a monthly basis.

Financial Markets’ trading activity represents dealings that encompass book running and distribution activity. The types of market risk arising from these activities include interest rate, foreign exchange, commodity, equity price, credit spread and volatility risk.

Group Treasury’s trading activity represents dealings that include the management of interest rate, foreign exchange and credit spread risks associated with the wholesale funding task, liquid asset portfolios and foreign exchange repatriations.

VaR limits

Market risks arising from trading activities are primarily measured using VaR based on historical simulation methodology. Westpac estimates VaR as the potential loss in earnings from adverse market movements and is calculated over a 1-day time horizon to a 99% confidence level using 1 year of historical rate data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio, including interest rates, foreign exchange rates, price changes, volatility, and the correlation between these variables.

The BRMC has approved an overall market risk VaR limit for trading activities. MARCO has approved separate VaR sub-limits for the trading activities of Financial Markets and Group Treasury.

Backtesting

Daily backtesting of VaR results is performed to ensure that model integrity is maintained. A review of both the potential profit and loss outcomes is also undertaken to monitor any skew created by the historical data.

Stress testing

Daily stress testing against pre-determined scenarios is carried out to analyse potential losses beyond the 99% confidence level. An escalation framework around selective stress tests is approved by MARCO.

Profit and loss notification framework

The BRMC has approved a profit and loss notification framework. Included in this framework are levels of escalation in accordance with the size of the profit or loss. Triggers are applied to both a 1-day and a rolling 20-day cumulative total.

Structure and organisation

A separate independent Financial Markets & Treasury Risk (FM&TR) unit is responsible for the daily measurement and monitoring of market risk exposures. This unit performs daily stress and scenario tests on the trading portfolios to quantify the impact of extreme or unexpected movements in market factors. Stress and scenario tests include historical market movements, tests defined by the market risk committees or management and independent scenarios developed by Westpac’s economics department.

Risk reporting

Daily monitoring of current exposure and limit utilisation is conducted independently by the FM&TR unit, which monitors market risk exposures against VaR and structural limits. Daily VaR position reports are produced by risk type, by product lines and by geographic region. These are supplemented by structural risk reporting, advice of profit and loss trigger levels and stress test escalation trigger points. Model accreditation has been granted by APRA for the use of an internal model for the determination of regulatory capital for the key classes of interest rate (general market), foreign exchange, commodity and equity (including specific risk) risks. Specific risk refers to the variations in individual security prices that cannot be explained by general market movements, and event and default risk. Interest rate specific risk capital (specific issuer risk) is calculated using the Standard method.

Risk mitigation

Market risk positions are managed by the trading desks consistent with delegated trading and product authorities. Risks are consolidated into portfolios based on product and risk type. Risk management is carried out by qualified personnel with varying levels of seniority commensurate with the nature and scale of market risks under management.

The following controls allow monitoring by management:

•     trading authorities and responsibilities are clearly delineated at all levels;

•     a structured system of limits and reporting of exposures;

•     all new products and significant product variations undergo a rigorous approval process to identify business risks prior to launch;

•     models that are used to determine risk or profit and loss for Westpac’s accounts are independently reviewed;

•     duties are segregated so that employees involved in the origination, processing and valuation of transactions operate under separate reporting lines, minimising the opportunity for collusion; and

•     legal counsel approves documentation for compliance with relevant laws and regulations.

In addition, internal audit independently review compliance with policies, procedures and limits.

Segregation of duties is a significant feature of Westpac’s internal controls. Separation of persons executing transactions from those responsible for processing contracts, confirming transactions, settling transactions, approving the accounting methodology or entries and performing revaluations minimises opportunities for fraud.

Market Risk regulatory capital and risk weighted assets

	30 September	31 March	30 September
$m	2011	2011	2010
Internal model approach	294	237	156
Standardised approach	381	361	260
Total Capital Required	675	598	416
Risk Weighted Assets	8,433	7,472	5,201

VaR by risk type

30 September 2011	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	40.9	16.5	28.4	19.9
Foreign exchange risk	8.4	0.9	3.4	5.6
Equity risk	1.7	0.3	0.6	0.5
Commodity risk	6.6	1.1	3.5	3.8
Other market risks	24.9	16.6	20.6	21.1
Diversification benefit	N/A	N/A	(21.7)	(22.4)
Net market risk(1)	50.0	25.8	34.6	28.5

31 March 2011	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	32.9	12.8	20.9	27.8
Foreign exchange risk	8.0	0.8	3.3	6.0
Equity risk	0.9	0.2	0.4	0.6
Commodity risk	3.4	1.2	2.0	1.8
Other market risks	23.2	19.1	21.7	22.6
Diversification benefit	N/A	N/A	(19.8)	(22.8)
Net market risk(1)	44.6	19.9	28.5	36.0

30 September 2010	For the 6 months ended
$m	High	Low	Average	Period end
Interest rate risk	25.6	11.2	18.0	17.7
Foreign exchange risk	5.0	1.0	2.5	2.4
Equity risk	0.9	0.3	0.5	0.7
Commodity risk	3.3	1.3	1.9	2.1
Other market risks	27.5	15.8	19.3	20.1
Diversification benefit	N/A	N/A	(17.0)	(14.0)
Net market risk(1)	35.9	17.1	25.2	29.0

(1)          The Highs (Lows) by risk types will likely be determined by different days in the period. As such, the sum of these figures will not reflect the High (Low) net market risk, which reflects the highest (lowest) aggregate risk position in the period.

Back-testing results

The following graph gives a comparison of actual profit and loss to VaR over the 6 months ended 30 September 2011.

Each point on the graph represents 1 day’s trading profit or loss. This result is placed on the graph relative to the associated VaR utilisation. The downward sloping line represents the point where a loss is equal to VaR utilisation. Any point below this line represents a back-test exception (i.e. where the loss is greater than the VaR). The one instance where the loss is greater than VaR was the result of significant movements in local interest rate market on 5 August 2011 due to fears surrounding the impact of the escalating European debt crises and the potential for another US recession. All positions at that time were within limits.

OPERATIONAL RISK

Operational risk is defined at Westpac as the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition includes legal and regulatory risk but excludes strategic and reputation risk. Westpac’s operational risk definition is aligned to APS 115 Capital Adequacy: Advanced Measurement Approaches to Operational Risk.

Approach

Westpac has been accredited to use the Advanced Measurement Approach (AMA) in accordance with APS 115. Westpac’s operational risk is measured and managed in accordance with the policies and processes defined in its Operational Risk Management Framework.

Westpac’s Operational Risk Management Framework

The Operational Risk Management Framework provides a Group framework to facilitate a consistent approach to the:

•     identification, measurement and management of operational risks that may impede the Group’s ability to achieve its strategic objectives and vision;

•     identification and escalation of operational risk and compliance incidents in order to minimise potential financial losses, reputational damage and shareholder, community, employee and regulatory impacts; and

•     calculation and allocation of operational risk capital.

The key components of Westpac’s operational risk management framework are listed below:

Governance - The governance structure provides clearly defined roles and responsibilities for overseeing and reviewing operational risk exposure and management.

The Board and BRMC are supported by forums including the Westpac Group Operational Risk and Compliance Committee (Group OPCO) that monitors operational risk profiles and the effectiveness of operational risk management practices; the Operational Risk Capital Estimates Committee (OPCEC) that oversees and monitors operational risk capital modelling and reporting; and the Operational Risk Leadership Team (ORLT) responsible for the ongoing development and embedding of a robust and consistent approach to Operational Risk across the Group, and the provision of an appropriate level of risk oversight, monitoring and reporting.

Data quality - The framework includes principles and processes to ensure the integrity of operational risk data used to support management decision-making and calculate and allocate capital. The principles apply to the governance, input and capture, reconciliation and validation, correction and reporting of operational risk data. Operational risk data is subject to independent validation on a regular basis.

Incident management - The process of incident management involves identifying operational risk incidents, capturing them in the central Operational Risk system and escalating them to appropriate levels of management.  Early identification and ownership supports the ability to minimise any immediate impacts of the incidents, address the root causes, and devise and monitor management actions required to strengthen the control environment.

Key Indicators (KIs) - The framework defines requirements and processes for KIs, which are quantitative indicators used by management to monitor the operational risk and control environment.

Scenario Analysis - Enterprise-wide scenario analysis is used to assess the impacts of potential adverse events originating from the internal and external operational environment, assess the adequacy of controls and management preparedness, and formulate action plans as necessary.

Risk and Control Assessments (RCAs) - RCA is a forward-looking tool used to manage Westpac’s operational risk profile by identifying and assessing operational risks and the adequacy of controls, with management action planning to reduce risks that are outside of risk appetite. The RCAs are used as a direct input into the current operational risk capital model.

Operational risk in projects - The framework defines requirements for understanding and managing the operational risk implications of projects.

Westpac ADI — AMA capital model overview

Operational risk regulatory and economic capital are calculated on a quarterly basis. The capital model is reviewed annually to re-assess the appropriateness of the model framework, methodology, assumptions and parameters in light of changes in the operational risk profile and industry developments.

Westpac’s operational risk capital model includes both expected and unexpected losses arising from operational risk events. Westpac’s operational risk capital is based on three data sources:

•     Internal loss data - historical data on operational risk losses that have occurred at Westpac;

•     External loss data - historical data on operational risk losses that have occurred at other financial institutions; and

•     Data from Risk and Control Assessments including Scenario Analysis data.

Each of these data sources measures the internal and external operational risk profile, across the spectrum of operational risk losses, from both historical and forward-looking perspectives.

Westpac’s AMA methodology is based on the Loss Distribution Approach. Capital is estimated by simulating distributions of operational risk losses for each data source. The final capital estimate is a weighted average of the capital calculated for each data source.

Expected loss offsets and risk mitigation

No adjustments or deductions are currently made to Westpac’s measurement of operational risk regulatory capital for the mitigating impacts of insurance or expected operational risk losses.

Operational Risk regulatory capital and risk weighted assets

	30 September	31 March	30 September
$m	2011	2011	2010
Total Capital Required	1,569	1,597	1,586
Risk Weighted Assets	19,611	19,960	19,824

EQUITY RISK

Equity risk is defined as the potential for financial loss arising from movements in equity values. The disclosures in this section exclude investments in equities made by Westpac subsidiaries outside the regulatory Level 2 group.

Structure and organisation

Any changes to the portfolio and transactional limits for Westpac’s direct equity investments are approved under delegated authority from the Westpac Board. The BRMC also approves the Equity Risk Management framework.

Approach

Westpac has established a comprehensive set of policies defining the management of equity risk. These policies are reviewed and approved annually.

Risk mitigation

Westpac does not use financial instruments to mitigate its exposure to equities in the banking book.

Banking book positions

Equity underwriting and warehousing risk - As a financial intermediary Westpac underwrites listed and unlisted equities. Equity warehousing activities require the acquisition of assets in anticipation of refinancing through a combination of senior, mezzanine and capital market debt and listed, unlisted and privately placed equity.

Investment securities - Westpac undertakes, as part of the ordinary course of business, certain investments in strategic equity holdings and over time the nature of underlying investments will vary.

Measurement of equity securities - Equity securities that have a quoted market price are carried at their fair value. Fair value is determined based upon current bid prices. If a market for a financial asset is not active, fair value is determined based upon a valuation technique. This includes the use of recent arms-length transactions, discounted cash flow analysis, option pricing models and other valuation techniques commonly used by market participants to price similar instruments. Where fair value is not determined based upon an actively traded market price, judgement is required to take into consideration the impact of liquidity, concentration, uncertainty of market factors, pricing assumptions and other risks affecting the specific instrument. In the event that the fair value of an unlisted security cannot be measured reliably, these investments are measured at cost.

Where the investment is held for long term strategic purposes, these investments are accounted for either as available for sale, with changes in fair value being recognised in equity, or at fair value through profit and loss.

Other related matters

•     For the periods reported the book value of certain unlisted investments are measured at cost because the fair value cannot be reliably measured. These investments represent minority interests in companies for which active markets do not exist and quote prices are not available. For all other equity exposures book value equals fair value.

•     Fair value should not differ to the listed stock price. Should a listed stock price not be available, it is estimated using the techniques referred to above.

Risk reporting

Westpac manages equity risk in two ways, VaR limits and investment limits:

•     A VaR limit (in conjunction with structural limits) is used to manage equity risk in the equity trading business in Financial Markets. This limit is a sub-limit of the BRMC approved VaR limit for Financial Markets trading activities; and

•     Investment exposures are reported monthly.

Book value of listed equity exposures by industry classification(1)

	30 September	31 March	30 September
$m	2011	2011	2010
Business services	—	—	—
Property	25	28	29
Finance and insurance	231	175	309
Construction	—	—	—
Mining	—	—	—
Total	256	202	339

Book value of unlisted equity exposures by industry classification(1)

	30 September	31 March	30 September
$m	2011	2011	2010
Business services	24	30	24
Property	—	—	—
Finance and insurance	156	127	122
Construction	45	14	10
Mining	—	—	—
Total	225	171	156

Gains/losses

	30 September	31 March	30 September
$m	2011	2011	2010
Cumulative realised gains (losses)	49	47	19
Total unrealised gains (losses) through profit & loss	26	5	14
Total unrealised gains (losses) through equity	53	20	35
Total latent revaluation gains (losses)	—	—	—
Amounts included in Tier 1/Tier 2 capital	50	14	30

(1)          Industry classifications for September 2011 and comparative periods have been revised since the previous disclosure.

INTEREST RATE RISK IN THE BANKING BOOK (IRRBB)

Interest Rate Risk in the Banking Book (IRRBB) is the risk to interest income arising from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities.

Approach

The banking book activities that give rise to market risk include lending activities, balance sheet funding and capital management. Interest rate risk, currency risk and funding and liquidity risk are inherent in these activities. Group Treasury’s Asset & Liability Management (ALM) unit is responsible for managing market risk arising from Westpac’s banking book activity.

All material regions, business lines and legal entities are included in Westpac’s IRRBB framework.

Asset and liability management

ALM manages the structural interest rate mismatch associated with the transfer priced balance sheet, including the investment of Westpac’s capital to its agreed benchmark duration. A key risk management objective is to achieve reasonable stability of Net Interest Income (NII) over time. These activities are performed under the oversight of MARCO and the Financial Markets & Treasury Risk (FM&TR) unit.

Net Interest Income sensitivity

NII sensitivity is managed in terms of the net interest income-at-risk (NaR) modelled over a three year time horizon to a 99% confidence interval for movements in wholesale market interest rates. A simulation model is used to calculate Westpac’s potential NaR. The NII simulation framework combines the underlying statement of financial position data with assumptions about runoff and new business, expected repricing behaviour and changes in wholesale market interest rates. Simulations using a range of interest rate scenarios are used to provide a series of potential future NII outcomes. The interest rate scenarios modelled include those projected using historical market interest rate volatility as well as 100 and 200 basis point shifts up and down from current market yield curves. Additional stressed interest rate scenarios are also considered and modelled.

A comparison between the NII outcomes from these modelled scenarios indicates the sensitivity to interest rate changes. On and off-balance sheet instruments are then used to manage this interest rate risk.

NaR limit

The BRMC has approved a NaR limit. This limit is managed by the Group Treasurer and is expressed as a deviation from benchmark hedge levels over a one-year rolling time frame, to a 99% level of confidence. This limit is monitored by FM&TR.

VaR limit

The BRMC has also approved a VaR limit for ALM activities. This limit is managed by the Group Treasurer and monitored by FM&TR. Additionally, FM&TR sets structural risk limits to prevent undue concentration of risk.

Structural foreign exchange rate risk

Structural foreign exchange rate risk results from the generation of foreign currency denominated earnings and from Westpac’s capital deployed in offshore branches and subsidiaries, where it is denominated in currencies other than Australian dollars. The Australian dollar equivalent of offshore earnings and capital is subject to change as exchange rates fluctuate, which could introduce significant variability to Westpac’s reported financial results. ALCO determines the appropriateness of foreign exchange earnings volatility, associated limits and the derivatives used to hedge the variability. The identification and management of structural foreign exchange risk is reported to ALCO monthly.

Risk reporting

Interest rate risk in the banking book risk measurement systems and personnel are centralised in Sydney. These include front office product systems, which capture all treasury funding and derivative transactions; the transfer pricing system, which captures all retail and other business transactions; non-traded VaR systems, which calculate Group Treasury VaR; and, the NII system, which calculates NaR.

Daily monitoring of current exposure and limit utilisation is conducted independently by FM&TR, which monitors market risk exposures against VaR, NaR and structural risk limits. Management reports detailing structural positions and VaR are produced and distributed daily for use by dealers and management across all stakeholder groups. Monthly and quarterly reports are produced for the senior management market risk forums of MARCO and BRMC respectively to provide transparency of material market risks and issues.

Risk mitigation

Market risk arising in the banking book stems from the ordinary course of banking activities, including structural interest rate risk (the mismatch between the duration of assets and liabilities) and capital management. Hedging Westpac’s exposure to interest rate risk is undertaken using derivatives. The hedge accounting strategy adopted utilises a combination of the cash flow, fair value and net investment hedge approaches. Some derivatives held for economic hedging purposes do not meet the criteria for hedge accounting as defined under AASB 139 and therefore are accounted for in the same way as derivatives held for trading.

The same controls used to monitor traded market risk allow for continuous monitoring by management.

Change in economic value of a sudden upward and downward movement in interest rates

30 September 2011	200bp parallel	200bp parallel
$m	increase	decrease
AUD	39.4	(40.1)
NZD	27.9	(28.3)
USD	—	—
Total	67.3	(68.4)

31 March 2011	200bp parallel	200bp parallel
$m	increase	decrease
AUD	98.1	(100.2)
NZD	(1.3)	1.9
USD	—	—
Total	96.8	(98.3)

30 September 2010	200bp parallel	200bp parallel
$m	increase	decrease
AUD	47.9	(46.5)
NZD	7.7	(8.5)
USD	—	—
Total	55.6	(55.0)

VaR results for non-traded interest rate risk

	For the	For the	For the
	6 months ended	6 months ended	6 months ended
	30 September	31 March	30 September
$m	2011	2011	2010
High	11.1	6.8	6.3
Low	1.8	1.6	1.4
Average	5.0	3.7	3.6
Period end	4.0	5.6	3.1

Interest rate risk in the banking book regulatory capital and risk weighted assets

	30 September	31 March	30 September
$m	2011	2011	2010
Total Capital Required	946	1,177	1,176
Risk Weighted Assets	11,823	14,708	14,697

LIQUIDITY RISK

Liquidity risk is the risk that the bank will be unable to fund increases in assets and meet obligations as they come due, without incurring unacceptable losses.

Approach

Group-wide liquidity management is the responsibility of the Group Treasurer under the oversight of the BRMC and ALCO. Liquidity modelling is performed for the Westpac Group.

Key aspects of the liquidity management strategy are:

Liquidity risk management framework

The BRMC approves Westpac’s policies for liquidity risk management annually or bi-annually as appropriate, including:

•     modelling approach;

•     scenarios covered;

•     limit determination; and

•     levels of liquid asset holdings.

Funding strategy

Group Treasury undertakes an annual review of the funding profile consistent with expected market conditions and the balance sheet growth of customer deposits and loans. The funding strategy is approved by BRMC annually.

To further strengthen the management of the Group’s funding, the Stable Funding Ratio (SFR) is used to focus on the composition and stability of the overall funding base. Stable funding consists of customer deposits, equity and wholesale term funding with residual maturity greater than twelve months (including securitisation). As at 30 September 2011, the stable funding ratio was 77% (79% as at 31 March 2011).

Contingency planning

Group Treasury maintains a Crisis Management Action Plan that details the broad actions that should be taken by Westpac in the event of a ‘funding crisis’. The report is reviewed and approved by ALCO and is aligned with the Group’s broader situation management procedures.

Minimum liquid asset holdings

Westpac holds a portfolio of high quality liquid assets as a buffer against unforeseen funding requirements. The BRMC annually approves liquid asset limits.

Westpac complies with local regulatory liquidity requirements in its offshore operations. Westpac has been granted a global liquidity concession by the Financial Services Authority in the United Kingdom, under which many aspects of liquidity regulation of its UK operations are performed by APRA.

Liquidity reporting

Daily monitoring of the liquidity risk position is conducted by the Group’s Financial Markets & Treasury Risk (FM&TR) unit, which monitors compliance with crisis funding, normal funding and liquid asset holding limits. The daily liquidity risk reports are circulated to, and reviewed by, local and senior staff in both Treasury and the independent FM&TR unit. Summary liquidity reports are submitted to ALCO and APRA monthly, and to BRMC quarterly.

APPENDICES

The following table cross-references the quantitative disclosure requirements given by Attachment A of APS 330 to the quantitative disclosures made in this report.

APS 330 Attachment A reference		Westpac disclosure	Page

Table 1: Scope of application	(d)	Capital adequacy regulation of subsidiary entities	10
Table 2: Capital Structure	(b) to (d)	Capital structure	12
Table 3: Capital Adequacy	(b) to (f)	Capital requirements	14
	(g)	Westpac’s capital adequacy ratios	13
		Capital adequacy ratios of major subsidiary banks	13
Table 4: Credit Risk - general disclosures	(b)	Exposure at Default by major type	24
	(c)	Exposure at Default by geography	29
	(d)	Exposure at Default by industry classification	26
	(e)	Exposure at Default by residual contractual maturity	30
	(f)	Impaired and past due loans by industry classification	32
	(g)	Impaired and past due loans by geography	33
	(h)	Movement in provisions for impairment charges	34
		Loan impairment provisions	23
	(i)	Exposure at Default by measurement method	25
Table 5: Credit Risk - disclosures for portfolios subject to the standardised approach and supervisory risk-weights in the IRB approaches	(b)	Portfolios subject to the standardised approach	35
		Property finance	36
		Project finance	37
		Equity exposures	37
Table 6: Credit Risk - disclosures for portfolios subject to IRB approaches	(d)	Corporate portfolio by external credit rating	38
		Business lending portfolio by external credit rating	39
		Sovereign portfolio by external credit rating	40
		Bank portfolio by external credit rating	41
		Residential mortgage portfolio by PD band	42
		Australian credit cards portfolio by PD band	43
		Other retail portfolio by PD band	44
		Small business portfolio by PD band	45
	(e)	Actual losses	46
	(f)	Comparison of regulatory expected and actual loss rates	47
Table 7: Credit Risk mitigation disclosures	(b) to (c)	Total exposures covered by collateral, credit derivatives and guarantees	50
Table 9: Securitisation disclosures	(d) to (e)	Summary of assets securitised	59
	(f)	Exposure at Default by exposure type	56
	(g) to (i)	Exposure at Default by risk weight band	57
	(h)	Securitisations subject to early amortisation treatment	58
	(j)	Underlying exposures originated into securitisation schemes	60
		New facilities provided to securitisation schemes	58
Table 10: Market Risk — disclosures for ADIs using the standardised approach	(b)	Market Risk regulatory capital and risk weighted assets	62
Table 11: Market Risk — disclosures for ADIs using the internal models approach for trading portfolios	(d)	VaR by risk type	63

Table 13: Equities — disclosures for banking book positions	(b) to (c)	Book value of listed equity exposures by industry classification	68
	(b) to (c)	Book value of unlisted equity exposures by industry classification	68
	(d) to (e)	Gains/losses	68
	(f)	Equity exposures	37
Table 14: Interest Rate Risk in the Banking Book	(b)	Effect of sudden upward and downward movement in interest rates	71

Capital deduction for shortfall in provisions for regulatory expected loss(1),(2),(3)

Regulatory expected losses are only calculated for certain eligible portfolios. Therefore provisions associated with ineligible portfolios are excluded from the calculation of the capital deduction for the shortfall in provisions for regulatory expected losses.

Tax treatment

APS 111 Capital Adequacy does not allow tax benefits associated with credit losses to be recognised for capital adequacy purposes until they are realised. Deferred tax assets associated with impairment provisions are therefore treated as deductions from capital.

The following table shows how this deduction is calculated.

•     ‘Total provisions for impairment charges’ are those disclosed in the financial statements under A-IFRS;

•     ‘General reserve for credit losses adjustment’ is the amount of general reserves for credit losses that Westpac reports for regulatory purposes under APS 220 Credit Quality in addition to provisions assessed in accordance with A-IFRS;

•     ‘Ineligible provisions’ include all provisions associated with portfolios which are subject to the Basel standardised approach to credit risk and provisions relating to securitisation exposures; and

•     ‘Deferred tax assets’ are the amount of deferred tax assets associated with impairment provisions deducted from capital through the shortfall in provisions for regulatory expected loss deduction.

	30 September	31 March	30 September
$m	2011	2011	2010
Provisions associated with eligible portfolios
Total provisions for impairment charges(1)	4,414	4,968	5,054
plus General reserve for credit losses adjustment (net $16m of DTA)	38	26	—
less ineligible provisions(2) net of partial write-off	391	80	(24)
less certain deferred tax assets	(746)	(790)	(869)
Total eligible provisions	4,097	4,284	4,161
Regulatory expected losses(3)	5,877	6,268	5,973
Capital deduction for shortfall in provisions for regulatory expected loss	(1,780)	(1,984)	(1,812)

The capital deduction for the shortfall in provisions for regulatory expected losses is taken 50% from Tier 1 capital and 50% from Tier 2 capital.

(1)          At 30 September 2010 total impairment provisions of $5,054m were for the level 2 consolidated group. An additional $7m of impairment provisions were held by level 3 subsidiaries, which are not recognised in this table. The total Westpac Group impairment provisions were $5,061m, as reported in the statutory accounts at 30 September 2010. There were no level 3 provisions at 31 March 2011 or 30 September 2011.

(2)          Provisions associated with portfolios subject to the Basel standardised approach to credit risk are not eligible. The comparison between regulatory expected loss and eligible provisions is performed separately for defaulted and non-defaulted exposures. Partial write-offs are included as eligible provisions under APRA standards.

(3)          Regulatory expected loss is calculated for portfolios subject to the Basel advanced IRB approach to credit risk.

The key features of Westpac’s qualifying Residual Tier 1 and Tier 2 capital instruments are summarised in this appendix.

Residual Tier 1 Capital Instruments

Trust Preferred Securities 2003 (TPS 2003)

Instrument	Trust Preferred Securities issued by Westpac Capital Trust III. The proceeds from the issue were ultimately invested in convertible debentures issued by Westpac New Zealand branch.
Face Value	USD 750 million
Listing	Not listed
Residual Tier 1 Classification	Innovative Residual Tier 1 Capital
Issue Date	13 August 2003
Distributions	Non-cumulative, subject to the satisfaction of certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rates	5.819% p.a. up to but excluding 30 September 2013; and US LIBOR + 2.05% p.a. from and including 30 September 2013.
Distribution Payments	Semi-annually in arrears (31 March & 30 September) up to and including 30 September 2013; and Quarterly in arrears (31 March, 30 June, 30 September & 31 December) from and including 31 December 2013.
Franked Distributions	No
Step-Up Date	30 September 2013
Distribution Rate after Step-Up Date	US LIBOR + 2.05% p.a. (including a one time step-up of 1%)
Holder Redemption Rights	None
Issuer Redemption Rights	Westpac may redeem TPS 2003 on or after 30 September 2013 or earlier upon the occurrence of certain specified circumstances with APRA’s prior written approval, if required.
Conversion into Preference Shares

TPS 2003 will automatically be redeemed for American Depository Receipts representing Westpac preference shares on 30 September 2053, or earlier in the event that a distribution is not made or in certain other specified circumstances.

Conversion into Ordinary Shares	No
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Equity - Non-controlling Interests

Trust Preferred Securities 2004 (TPS 2004)

Instrument	Trust Preferred Securities issued by Westpac Capital Trust IV. The proceeds from the issue were ultimately invested in convertible debentures issued by Westpac New Zealand branch.
Face Value	USD 525 million
Listing	Not listed
Residual Tier 1 Classification	Innovative Residual Tier 1 Capital
Issue Date	5 April 2004
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rates	5.256% p.a. up to but excluding 31 March 2016; and US LIBOR + 1.7675% p.a. from and including 31 March 2016.

Distribution Payments	Semi-annually in arrears (31 March & 30 September) up to and including 31 March 2016; and Quarterly in arrears (31 March, 30 June, 30 September & 31 December) from and including 30 June 2016.
Franked Distributions	No
Step-Up Date	31 March 2016
Distribution Rate after Step-Up Date	US LIBOR + 1.7675% p.a. (including a one time step-up of 1%)
Holder Redemption Rights	None
Issuer Redemption Rights	Westpac may redeem TPS 2004 on or after 31 March 2016 or earlier upon the occurrence of certain specified circumstances with APRA’s prior written approval, if required.
Conversion into Preference Shares

TPS 2004 will automatically be redeemed for American Depository Receipts representing Westpac preference shares on 31 March 2053 or earlier in the event that a distribution is not made or in certain other specified circumstances.

Conversion into Ordinary Shares

If not redeemed prior to 31 March 2054, holders of outstanding Westpac preference shares have the right to convert the Westpac preference shares into a variable number of Westpac ordinary shares (subject to a conversion discount) on 31 March 2054.

Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Liability - Loan Capital

Trust Preferred Securities 2006 (TPS 2006)

Instrument

Preferred units in the Westpac TPS Trust.

The Westpac TPS Trust is a registered managed investment scheme. Westpac RE Limited is the responsible entity of the Westpac TPS Trust and issuer of the Westpac TPS. The proceeds from the issue were invested in convertible notes issued by Westpac.

Face Value	AUD 763 million
Listing	Listed on ASX (WCTPA)
Residual Tier 1 Classification	Innovative Residual Tier 1 Capital
Issue Date	21 June 2006
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rates	(90 day bank bill rate + 1.0% p.a.) x (1- tax rate) up to and including 30 June 2016; and (90 day bank bill rate + 2.0% p.a.) x (1- tax rate) from but excluding 30 June 2016.
Distribution Payments	Quarterly in arrears (31 March, 30 June, 30 September & 31 December)
Franked Distributions	Expected to be fully franked
Step-Up Date	30 June 2016
Distribution Rate after Step-Up Date	(90 day bank bill rate + 2.0% p.a.) x (1- tax rate), including a one time step-up of 1%.
Holder Redemption Rights	None
Issuer Redemption Rights	Westpac may redeem TPS 2006 on the step-up date or any distribution payment date thereafter or in certain specified circumstances with APRA’s prior written approval, if required.
Conversion into Preference Shares	TPS 2006 will automatically exchange into Westpac preference shares on 30 September 2055 or in certain specified circumstances.

Conversion into Ordinary Shares	Westpac may convert TPS 2006 into Westpac ordinary shares on the step-up date or any distribution payment date thereafter or in certain specified circumstances.
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Equity - Non-controlling Interests

Stapled Preferred Securities (SPS 2008)

Instrument	Stapled preferred securities each consisting of one preference share and one note issued by Westpac.
Face Value	AUD 1,036 million
Listing	Listed on ASX (WBCPA)
Residual Tier 1 Classification	Non-innovative Residual Tier 1 Capital
Issue Date	30 July 2008
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rate	(90 day bank bill rate + 2.4% p.a.) x (1- tax rate)
Distribution Payments	Quarterly in arrears (31 March, 30 June, 30 September & 31 December)
Franked Distributions	Expected to be fully franked
Step-Up Date	None
Holder Redemption Rights	None
Issuer Redemption Rights	With APRA’s prior written approval in certain limited circumstances.
Conversion into Ordinary Shares	Mandatory conversion into Westpac ordinary shares on 26 September 2013 (subject to the satisfaction of the conversion conditions) or in certain other specified circumstances.
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Liability - Loan Capital

Stapled Preferred Securities II (SPS II 2009)

Instrument	Stapled preferred securities each consisting of one preference share and one note issued by Westpac.
Face Value	AUD 908 million
Listing	Listed on ASX (WBCPB)
Residual Tier 1 Classification	Non-innovative Residual Tier 1 Capital
Issue Date	31 March 2009
Distributions	Non-cumulative, subject to certain distribution payment conditions including Westpac having sufficient distributable profits.
Distribution Rate	(90 day bank bill rate + 3.8% p.a.) x (1- tax rate)
Distribution Payments	Quarterly in arrears (31 March, 30 June, 30 September & 31 December)
Franked Distributions	Expected to be fully franked
Step-Up Date	None
Holder Redemption Rights	None
Issuer Redemption Rights	With APRA’s prior written approval in certain limited circumstances.
Conversion into Ordinary Shares	Mandatory conversion into Westpac ordinary shares on 30 September 2014 (subject to the satisfaction of the conversion conditions) or in certain other specified circumstances.
Secured or Unsecured	Unsecured
Ranking in Winding-Up	Rank in priority to Westpac ordinary shares and equally with equal ranking capital securities but behind all senior creditors and depositors.
Accounting Treatment	Liability - Loan Capital

Tier 2 Capital Instruments

Subordinated undated capital notes (Upper Tier 2 capital)

Issue date	Terms and conditions and main features

30 September 1986

USD 390 million. These notes have no final maturity but may, subject to the approval of APRA and subject to certain other conditions, be redeemed at par at the option of Westpac. The rights of the noteholders and couponholders are subordinated to the claims of all creditors (including depositors) of Westpac other than those creditors whose claims against Westpac are expressed to rank equally with or after the claims of the noteholders and couponholders. Interest is cumulative and is payable on the notes semi-annually, subject to Westpac being solvent immediately after making the payment and having paid any dividend on any class of share capital of Westpac within the prior 12 month period. The notes pay a floating rate of interest at a margin of 15 basis points above 6 month US LIBOR.

Subordinated notes (Lower Tier 2 capital)

Issue date	Terms and conditions and main features
28 October 2002

GBP 200 million subordinated notes due 2018. The notes pay a fixed rate coupon of 5.875%. The notes can be redeemed on 29 April 2013, or any quarterly interest payment date thereafter. If the notes are not called on 29 April 2013, they will continue until maturity on a floating rate.

21 May 2003	USD 350 million subordinated notes due 2018. The notes pay a fixed rate coupon of 4.625%.
15 December 2005	USD 75 million subordinated notes due 2015. The notes pay a fixed rate coupon of 5.0%.
20 October 2006	USD 300 million subordinated notes due 2016. The notes pay a floating rate coupon. They can be redeemed on 20 October 2011 or any quarterly interest payment date thereafter.
24 January 2007

AUD 1,000 million subordinated notes due 2017. $250 million of the notes pay a fixed rate coupon of 6.50% and the remaining $750 million pay a floating rate coupon. The notes can be redeemed on 24 January 2012, or any quarterly interest payment date thereafter. If the fixed rate notes are not called on 24 January 2012, they will continue until maturity on a floating rate.

25 May 2007

AUD 600 million subordinated notes due 2017. $150 million of the notes pay a fixed rate coupon of 6.75% and the remaining $450 million pay a floating rate coupon. The notes can be redeemed on 25 May 2012, or any quarterly interest payment date thereafter. If the fixed rate notes are not called on 25 May 2012, they will continue until maturity on a floating rate.

27 July 2007	USD 250 million subordinated notes due 2017. The notes pay a floating rate coupon. They can be redeemed on 27 July 2012, or any quarterly interest payment date thereafter.
9 April 2008

AUD 160 million subordinated notes due 2018. $125 million of the notes pay a fixed rate coupon of 9.25% and the remaining $35 million pay a floating rate coupon. The notes can be redeemed on 9 April 2013, or any quarterly interest payment date thereafter. If the fixed rate notes are not called on 9 April 2013, they will continue until maturity on a floating rate.

9 April 2008	AUD 500 million subordinated notes due 2018. The notes pay a floating rate coupon. They can be redeemed on 9 April 2013 or any quarterly interest payment date thereafter.

16 Oct 2003(1)	USD 400 million subordinated notes due 2015. The notes pay a fixed rate coupon of 5.3%.
23 April 2007(1)

CAD 250 million subordinated notes due 2017.  The notes pay a fixed rate coupon of 4.65%. The notes can be redeemed on 23 April 2012, or any quarterly interest payment date thereafter. If the notes are not called on 23 April 2012, they will continue until maturity on a floating rate.

20 June 2007(1)	AUD 200 million subordinated notes due 2017. The notes pay a floating rate coupon. The notes can be redeemed on 20 June 2012, or any quarterly interest payment date thereafter.
9 May 2008(1)

AUD 625 million subordinated notes due 2018. The notes pay a fixed coupon of 10.0%. The notes can be redeemed on 9 May 2013, or any quarterly interest payment date thereafter. If the notes are not called on 9 May 2013, they will continue until maturity on a floating rate.

9 May 2008(1)	AUD 125 million subordinated notes due 2018. The notes pay a floating rate coupon. The notes can be redeemed on 9 May 2013, or any quarterly interest payment date thereafter.

(1)     These were originated by the former St.George Bank.

This appendix lists all subsidiaries controlled by Westpac according to their level of regulatory consolidation.

Level 1 Entities

The following controlled entities have been approved by APRA for inclusion in the Westpac ADI’s ‘Extended Licensed Entity’ (ELE) for the purposes of measuring capital adequacy at Level 1:

1925 (Commercial) Pty Limited	Westpac Administration Pty Limited
1925 (Industrial) Pty Limited	Westpac Americas Inc.
Aotearoa Financial Services Limited	Westpac Banking Corporation
Belliston Pty Limited	Westpac Capital - NZ - Limited
Bill Acceptance Corporation Limited	Westpac Capital Corporation
CBA Limited	Westpac Capital Holdings Inc.
Challenge Finance Pty Limited	Westpac Capital Trust III
Challenge Limited	Westpac Capital Trust IV
Codrington Investments S.a.r.I	Westpac Debt Securities Pty Limited
Infrastructure Australia (No.3) Limited	Westpac Delta LLC
Infrastructure Australia (No.4) Limited	Westpac Direct Equity Investments Pty Limited
Mortgage Management Limited	Westpac Equipment Finance (No.1) Pty Limited
Nationwide Management Pty Limited	Westpac Equipment Finance Limited
Packaging Properties 1 Pty Limited	Westpac Equity Investments NZ Limited
Packaging Properties 2 Pty Limited	Westpac Finance (HK) Limited
Packaging Properties 3 Pty Limited	Westpac Financial Holdings Pty Limited
Partnership Pacific Limited	Westpac Funding Holdings Pty Limited
Partnership Pacific Securities Limited	Westpac Group Investment NZ Limited
Pashley Investments Pty Limited	Westpac Group Investments Australia Pty Limited
Sallmoor Pty Limited	Westpac Holdings - NZ - Limited
Sixty Martin Place (Holdings) Pty Limited	Westpac Investment Capital Corporation
Southern Cross Inc.	Westpac Investment Vehicle No.2 Pty Limited
St.George Business Finance Pty Limited	Westpac Investment Vehicle Pty Limited
St.George Custodial Pty Limited	Westpac Investments U.K. Limited
St.George Equity Finance Limited	Westpac Leasing Nominees Vic Pty Limited
St.George Finance Holdings Limited	Westpac Matching Gifts Limited
St.George Finance Limited	Westpac New Zealand Group Limited
St.George Group Holdings Pty Limited	Westpac Overseas Holdings No. 2 Pty Limited
St.George Procurement Management Pty Limited	Westpac Overseas Holdings Pty Limited
St.George Security Holdings Pty Limited	Westpac Properties Limited
Tavarua Funding Trust III	Westpac Securities Inc.
TBNZ Investments (UK) Limited	Westpac Securitisation Holdings Pty Limited
Teuton Pty Limited	Westpac Structured Products Limited
The Mortgage Company Pty Limited	Westpac Unit Trust
Value Nominees Pty Limited	Westpac USA Inc.
W1 Investments Pty Limited	WFAL No. 1 Loan Trust

Level 2 Entities

The following controlled entities are included in the Level 2 consolidation (along with the ELE entities) for the purposes of measuring capital adequacy:

1925 Advances Pty Limited	Series 2008 - 1M WST Trust
A.G.C. (Pacific) Limited	Series 2009 – 1 WST Trust
Altitude Administration Pty Limited	Series 2011 – 1 WST Trust
Altitude Rewards Pty Limited	Series 2011 – 2 WST Trust
Ascalon Funds Seed Pool Trust	St.George Motor Finance Limited
Athena Finance Pty Limited	St.George New Zealand Limited
Australian Loan Processing Security Company Pty Limited	Tasman LLC
Australian Loan Processing Security Trust	Tasman Pacific Investments Pty Limited
Autodirect Pty Limited	The Home Mortgage Company Limited
BLE Capital Investments Pty Limited	The Warehouse Financial Services Limited
BLE Capital Limited	Westpac Altitude Rewards Trust
BLE Development Pty Limited	Westpac Asian Lending Pty Limited
BLE Holdings Pty Limited	Westpac Bank of Tonga
BT (Queensland) Pty Limited	Westpac Bank PNG Limited
BT Australia Pty Limited	Westpac Bank Samoa Limited
BT Financial Group (NZ) Limited	Westpac Equity Holdings Pty Limited
BT Financial Group Pty Limited	Westpac Europe Limited
BT Securities Limited	Westpac Financial Consultants Limited
BT Short Term Income Fund	Westpac Financial Services Group Limited
Castlereagh Trust	Westpac Financial Services Group - NZ Limited
Danaby Pty Limited	Westpac Investment Vehicle No. 3 Pty Limited
G.C.L. Investments Pty Limited	Westpac New Zealand Limited
General Credits Holdings Pty Limited	Westpac NZ Covered Bond Limited
General Credits Pty Limited	Westpac NZ Covered Bond Holdings Limited
Halcyon Securities Limited	Westpac (NZ) Investments Limited
Hastings Group Pty Limited	Westpac NZ Leasing Limited
Hastings Management Pty Limited	Westpac NZ Operations Limited
Hickory Trust	Westpac NZ Securitisation Holdings Limited
Net Nominees Limited	Westpac NZ Securitisation Limited
Number 120 Limited	Westpac Pacific Limited Partnership
Qvalent Pty Limited	Westpac Private Equity Pty Limited
RAMS Financial Group Pty Limited	Westpac Securities Limited
RMS Warehouse Trust 2007-1	Westpac Securities NZ Limited
Seed Pool Trust No. 2	Westpac Singapore Limited
Westpac Syndications Management Pty Limited
Westpac TPS Trust

Level 3 Entities

The following controlled entities are excluded from the Level 2 consolidation but form part of the conglomerate group at Level 3:

A.F.G. Insurances Limited	Hastings Forestry Investments Limited
Advance Asset Management Limited	Hastings Forests Australia Pty Limited
Ascalon Capital Managers Limited	Hastings Funds Management (UK) Limited
Ascalon Capital Managers (Asia) Limited	Hastings Funds Management (USA) Inc
Asgard Capital Management Limited	Hastings Funds Management Limited
Asgard Wealth Solutions Limited	Hastings Investment LLC
Australian Infrastructure Fund International 1 Pty Limited	Hastings Investment Capital, LP
BT Funds Management (NZ) Limited	Hastings Private Equity Fund IIA Pty Limited
BT Funds Management Limited	Hastings Private Equity Fund IIB Pty Limited
BT Funds Management No. 2 Limited	Hitton Pty Limited
BT Investment Management (RE) Limited	HLT Custodian Trust
BT Investment Management Limited	Magnitude Group Pty Limited
BT Investment Management No. 2 Limited	MIF Custodian Trust
BT Life Limited	Oniston Pty Limited
BT Long Term Income Fund	Orion Trust
BT Portfolio Services Limited	EQR Securities Pty Limited
Crusade ABS Series 2008-2	Phoenix Trust
Crusade CP Management Pty. Limited	Securitor Financial Group Limited
Crusade CP No. 1 Pty Limited	Series 2002 - 1G WST Trust
Crusade CP Trust No. 41	Series 2005 - 1G WST Trust
Crusade CP Trust No. 44	Series 2007 - 1G WST Trust
Crusade CP Trust No. 48	St.George Insurance Australia Pty Limited
Crusade CP Trust No. 49	St.George Life Limited
Crusade CP Trust No. 50	Sydney Capital Corp Inc
Crusade CP Trust No. 52	TIF International 1 Pty Limited
Crusade CP Trust No. 53	Waratah Receivables Corp Pty Limited
Crusade CP Trust No. 54	Westpac Cook Cove Trust I
Crusade CP Trust No. 55	Westpac Cook Cove Trust II
Crusade CP Trust No. 56	Westpac Custodian Nominees Limited
Crusade CP Trust No. 57	Westpac Equity Pty Limited
Crusade CP Trust No. 58	Westpac Financial Services Limited
Crusade CP Trust No. 60	Westpac Funds Financing HoldCo Pty Limited
Crusade Euro Trust 1E of 2004	Westpac Funds Financing Pty Limited
Crusade Euro Trust 1E of 2006	Westpac General Insurance Limited
Crusade Euro Trust 1E of 2007	Westpac General Insurance Services Limited
Crusade Global Trust 1 of 2004	Westpac Lenders Mortgage Insurance Limited

Crusade Global Trust 1 of 2005	Westpac Life Insurance Services Limited
Crusade Global Trust 1 of 2006	Westpac Life NZ Limited
Crusade Global Trust 1 of 2007	Westpac Nominees NZ Limited
Crusade Global Trust 2 of 2004	Westpac RE Limited
Crusade Global Trust 2 of 2005	Westpac Securities Administration Limited
Crusade Global Trust 2 of 2006	Westpac Securitisation Management Pty Limited
Crusade Management Limited	Westpac Superannuation Nominees NZ Limited
Crusade Trust 1A of 2005	WST Funding Trust New Zealand
Crusade Trust 2P of 2008	WST Funding Trust New Zealand — NZ Branch
FAI No.2 Trust
Gemini Trust
Hastings Advisers LLC

GLOSSARY

Term	Description
Actual losses	Represent write-offs direct and write-offs from provisions after adjusting for recoveries.
Advanced measurement approach (AMA)	The capital requirement using the AMA is based on a bank’s internal operational risk systems, which must both measure and manage operational risk.
Australian and New Zealand Standard Industrial Classification (ANZSIC)	A code used by the Australian Bureau of Statistics and Statistics New Zealand for classifying businesses.
Authorised deposit-taking institution (ADI)	ADIs are corporations that are authorised under the Banking Act 1959 to carry on banking business in Australia.
Default

A customer default is deemed to have occurred when Westpac considers that either or both of the following events have taken place:

•     the customer is unlikely to pay its credit obligations to its financiers in full, without recourse by any of them to actions such as realising security (where held); and

•     the customer is past due 90 or more calendar days on any material credit obligation to its financiers. Overdrafts will be considered past due once the customer has breached an advised limit, or been advised of a limit smaller than the current outstandings.

Double default rules

Double default rules refer to the rules governing the circumstances when capital can be reduced because a particular obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and loss will only occur if both obligor and counterparty default.

Exposure at default (EAD)

EAD represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. To calculate EAD, historical data is analysed to determine what proportion of undrawn commitments are ultimately utilized by customers who end up in default. The proportion of undrawn commitments ultimately utilized is termed the Credit Conversion Factor (CCF). EAD thus consists of initial outstanding balances, plus the undrawn commitments multiplied by the CCF. For transaction-managed accounts, the CCF is currently conservatively set at 100%. For program-managed accounts, the CCF varies depending upon historical experience.

Extended licensed entity (ELE)	An Extended Licensed Entity (ELE) comprises an ADI and any subsidiaries of the ADI that have been approved by APRA as being part of a single ‘stand-alone’ entity.
External Credit Assessment Institution (ECAI)

ECAI is an external institution recognised by APRA (directly or indirectly) to provide credit assessment in determining the risk-weights on financial institutions’ rated credit exposures (including securitisation exposures).

Facilities 90 days or more past due date but well secured

Includes facilities where:

•     contractual payments of interest and/or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; or

•     an order has been sought for the customer’s bankruptcy or similar legal action has been instituted, which may avoid or delay repayment of its credit obligations; and

•     the estimated net realisable value of assets/security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, and interest is being taken to profit on an accrual basis.

These facilities, while in default, are not treated as impaired for accounting purposes.

Geography	Geographic segmentation of exposures is based on the location of the office in which these items were booked.
Impaired assets

Includes exposures that have deteriorated to the point where Westpac assesses that full collection of interest and principal is in doubt, based on a conservative assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held:

•     facilities 90 days or more past due, and not well secured — exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days;

•     non-accrual assets — exposures with individually assessed impairment provisions held against them, excluding restructured loans;

•     restructured assets — exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer;

•     other assets acquired through security enforcement (includes other real estate owned) — includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and

•     any other assets where the full collection of interest and principal is in doubt.

Industry

Exposures to businesses, government and other financial institutions are classified into industry clusters based upon groups of related ANZSIC codes. Companies that operate in multiple industries are classified according to their primary industry. Consumer customers as classified as “retail” and not further broken down.

Interest rate risk in the banking book (IRRBB)

The majority of Westpac’s balance sheet is accrual accounted (i.e. non-traded), referred to as the banking book. Cash flow mismatches exist within the banking book due to structural reasons (e.g. shareholder capital and low/non-interest bearing deposits) and risk positioning. The net interest income at risk that results from the banking book cash flow mismatches is hedged by Group Treasury under MARCO delegation and within Board approved limits. The economic value (present value) of the banking book is also exposed to a change in interest rates. Although the banking book is accrual accounted and economic value changes do not flow instantly to the profit and loss, if the balance sheet is severely stressed at a time of adverse interest rate market changes, any economic value losses may be forced to the profit and loss, therefore eroding part of the bank’s capital base. APRA is defining IRRBB as the capital required to protect from such a scenario.

Internal assessment approach (IAA)

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The internal assessment approach, a more complex approach, and subject to approval from APRA for use, may be used when there is an inability to use either the Ratings-Based Approach (no external rating available) or the supervisory formula approach.

Internal Ratings-Based Approach (IRB & Advanced IRB)

These approaches allow banks to use internal estimates of the risks of their loans as inputs into the determination of the amount of capital needed to support the organisation. In the Advanced IRB approach, banks must supply their own estimates for all three credit parameters.

International Financial Reporting Standards (IFRS)	A set of international reporting standards and interpretations issued by the International Accounting Standards Board, which have been adopted by Westpac.
London Inter-Bank Offered Rate (LIBOR)	The rate of interest at which banks borrow funds from each other, in marketable size, in the London inter-bank market and forms a widely used reference rate for short term interest rates.
Loss given default (LGD)

The LGD represents an estimate of the expected severity of a loss to Westpac should a customer default occur during a severe economic downturn. Westpac assigns LGD to each credit facility, assuming an event of default has occurred and taking into account a conservative estimate of the net realisable value of assets to which Westpac has recourse and over which it has security. LGDs also reflect the seniority of exposure in the customer’s capital and debt structure.

Maturity	The maturity date used is drawn from the contractual maturity date of the customer loans.
Monte Carlo simulation	A method of random sampling to achieve numerical solutions to mathematical problems.
Net interest income at risk (NaR)	BRMC-approved limit expressed as a deviation from benchmark hedge level over a 1-year time frame, at a 99% confidence level.
Off-balance sheet exposure

Credit exposures arising from facilities that are not recorded on Westpac’s balance sheet (under accounting methodology). Undrawn commitments and the expected future exposure calculated for Westpac’s derivative products are included in off-balance sheet exposure.

On balance sheet exposure	Credit exposures arising from facilities that are recorded on Westpac’s balance sheet (under accounting methodology).
Probability of default (PD)	Probability of default is a through-the-cycle assessment of the likelihood of a customer defaulting on its financial obligations within one year.
Ratings-Based Approach (RBA)

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The Ratings-Based Approach relies on the number of assets in the transaction and the external credit rating of the tranche to determining a regulatory risk-weight.

Regulatory expected loss (EL)

For regulatory purposes EL is defined as:

•     for non-defaulted exposures, the product of PD, LGD and EAD; and

•     for defaulted exposures, the best estimate of expected loss for that exposure. It is equivalent to provisions for impaired assets and represents charges already realised through Westpac’s earnings.

Regulatory EL is not calculated for Standardised portfolios and is based on mandated risk-weights for Specialised Lending portfolios. Regulatory EL should not be interpreted as an estimate of long-run expected loss because the LGDs used in all regulatory calculations are calibrated to reflect stressed economic conditions rather than long run averages.

Risk weighted assets (RWA)

Assets (both on and off-balance sheet) of the Bank are assigned within a certain category and amounts included in these categories are multiplied by a risk weighting. The resulting weighted values are added together to arrive at total risk weighted assets.

Stress testing	Testing of the impact of market movements on the value of a portfolio.
Substitution Approach

Substitutions refers to the rules governing the circumstances when capital can be reduced because an obligor’s exposure has been hedged by the purchase of credit protection from a counterparty and the counterparty’s PD is used in place of the obligors’ PD.

Supervisory formula (SF)

Basel II provides three approaches to determine the risk-weight for a securitisation transaction, where the term securitisation includes any complex credit derivative. The supervisory formula is used when the Ratings-Based Approach is unable to be used.

Tier 1 capital	Comprises the capital elements that fully satisfy all of APRA’s essential criteria. The key components of the gross Tier 1 capital are shareholders’ funds and hybrid equity.
Tier 2 capital	Includes other elements, which, to varying degrees, fall short of the quality of Tier 1 capital but still contribute to the overall strength of an entity as a going concern.
Trading book

Trading book activity represents dealings that encompass book running and distribution activity. The types of market risk arising from trading activity include interest rate risk, foreign exchange risk, commodity risk, equity price risk, credit spread risk and volatility risk. Financial Markets and Group Treasury are responsible for managing market risk arising from Westpac’s trading activity.

Value at risk (VaR)

VaR is the potential loss in earnings from adverse market movements and is calculated over a one-day time horizon at a 99% confidence level using a minimum of one year of historical rate data. VaR takes account of all material market variables that may cause a change in the value of the trading portfolio and the banking book including interest rates, foreign exchange rates, price changes, volatility, and the correlation among these variables.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This report contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934.

Forward-looking statements are statements about matters that are not historical facts, and appear in a number of places in this Pillar 3 Report. We use words such as ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘will’, ‘risk’ or other similar words to identify forward-looking statements. These forward-looking statements have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us and are subject to risks and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those Westpac expects, depending on the outcome of various factors, including, but not limited to those described in the sections entitled “Reading this report” and “Risk and risk management” in Westpac’s most recent annual report available at www.westpac.com.au/investorcentre. Westpac is under no obligation, and does not intend, to update any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, after the date of this report.

Exchange rates

The following exchange rates were used in the Westpac Pillar 3 report, and reflect spot rates as at 30 September 2011.

AUD/USD: 0.9763

AUD/NZD: 1.2746

AUD/GBP: 0.6265

AUD/EUR: 0.7204